                                                                  Execution Copy


================================================================================

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                              PN ACQUISITION CORP.
                        COGENT COMMUNICATIONS GROUP, INC.

                                       AND

                                   PSINET INC.
                                  PSI WEB INC.
                              TELALINK CORPORATION
                               PSINET EUROPE INC.
                       INTERNET NETWORK TECHNOLOGIES, INC.
                               PSINETWORKS COMPANY
                             TELECOM LICENSING, INC.
                       TELECOM LICENSING OF VIRGINIA, INC.
                                SPORTS ISP, INC.
                                  UHF SPU, INC.
                  INTERNATIONAL DISTRIBUTION & CONSULTING, INC.
                                   IOCOM INC.
                             PSINET TELECOM LIMITED
                              PSINET VENTURES LTD.
                       PSINET STRATEGIC INVESTMENTS, INC.
                         PSINET STRATEGIC SERVICES, INC.
                       PSINET NORTH AMERICA HOLDINGS INC.
                            PSINET IMEA HOLDINGS INC.
                               PSINET REALTY INC.
                           PSINET NEW YORK SHELF INC.
                          PSINET SECURITY SERVICES INC.
                            PSINET ASIA HOLDINGS INC.
                       PSINET SOUTH AMERICAN HOLDINGS INC.
                         R.B. INVESTMENTS DELAWARE, INC.
                         R.G. INVESTMENTS DELAWARE, INC.
                          PSINET MIAMI MANAGEMENT INC.




                                FEBRUARY 26, 2002


================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
1.       DEFINITIONS; INTERPRETATION............................................................................2

         (a)      Definitions...................................................................................2
         (b)      Interpretation; Construction..................................................................9

2.       SALE AND PURCHASE OF ACQUIRED ASSETS; EXCLUDED ASSETS; ASSUMPTION OF LIABILITIES.......................9

         (a)      Purchase and Sale of Acquired Assets..........................................................9
         (b)      Excluded Assets..............................................................................12
         (c)      Assumption of Liabilities....................................................................13
         (d)      Excluded Liabilities.........................................................................13
         (e)      Assumption of the Assumed Agreements.........................................................13

3.       PURCHASE PRICE........................................................................................15

         (a)      Purchase Price...............................................................................15
         (b)      Adjustment for Prepaid Revenue...............................................................15
         (c)      Adjustment for Cure Amounts..................................................................16
         (d)      Allocation of Purchase Price.................................................................16
         (e)      Collections..................................................................................17

4.       CLOSING; CLOSING DOCUMENTS............................................................................17

         (a)      Closing......................................................................................17
         (b)      Payment of Purchase Price....................................................................17
         (c)      Deliveries by Sellers........................................................................18
         (d)      Deliveries by Buyer..........................................................................18

5.       REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................................19

         (a)      Organization, Qualification and Authority....................................................19
         (b)      No Approvals; Conflict.......................................................................19
         (c)      Litigation...................................................................................20
         (d)      Financial Statements.........................................................................20
         (e)      Title to Acquired Assets.....................................................................20
         (f)      Schedules....................................................................................20
         (g)      Brokers' Fees................................................................................21
         (h)      Intellectual Property........................................................................21
         (i)      Legal Compliance.............................................................................21
         (j)      Customers....................................................................................21
         (k)      Disclaimer of other Representations and Warranties...........................................21

6.       REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................21

         (a)      Organization, Qualification and Authority....................................................21

         (b)      No Approvals; Conflict.......................................................................22
         (c)      Litigation...................................................................................22
         (d)      Brokers' Fees................................................................................22
         (e)      Financial Capability.........................................................................22

7.       EMPLOYEES.............................................................................................22

         (a)      Evaluation of Employees......................................................................22
         (b)      Identification of Employees..................................................................23
         (c)      Obligations of Sellers.......................................................................23

8.       WARN ACT..............................................................................................23


9.       COVENANTS.............................................................................................24

         (a)      General......................................................................................24
         (b)      Operation of Business........................................................................24
         (c)      Reasonable Access............................................................................24
         (d)      Notice of Developments.......................................................................24
         (e)      Post-Closing Access to Records...............................................................25
         (f)      Further Actions..............................................................................25
         (g)      Payment of Cure Amounts......................................................................26
         (h)      Non-Competition Agreement....................................................................26
         (i)      Transition Services..........................................................................26
         (j)      SEC Reporting................................................................................26
         (k)      Covenants, Representations and Warranties of Cogent..........................................27
         (l)      Right to Use Excluded Equipment and Disputed Equipment; Return...............................27

10.      BANKRUPTCY COURT APPROVAL.............................................................................28


11.      CONDITIONS TO CLOSING.................................................................................30

         (a)      Conditions to Obligation of Buyer............................................................30
         (b)      Conditions to Obligation of Sellers..........................................................31

12.      TERMINATION...........................................................................................31

         (a)      Termination Events...........................................................................31
         (b)      Effect of Termination........................................................................32
         (c)      Waiver of Closing Condition..................................................................32

13.      MISCELLANEOUS.........................................................................................33

         (a)      Survival of Representations and Warranties...................................................33
         (b)      Indemnification Limitation...................................................................33
         (c)      Transfer Taxes...............................................................................33
         (d)      PSINet as Agent of Sellers...................................................................34
         (e)      Expenses and Fees............................................................................34
         (f)      Waiver.......................................................................................34
         (g)      No Third-Party Beneficiaries.................................................................34

         (h)      Entire Agreement; Amendment..................................................................35
         (i)      Counterparts.................................................................................35
         (j)      Bulk Sale or Transfer Laws...................................................................35
         (k)      No Impediment to Liquidation.................................................................35
         (l)      Notices......................................................................................35
         (m)      Governing Law; Jurisdiction..................................................................36
         (n)      Severability.................................................................................37
         (o)      Incorporation of Exhibits and Schedules......................................................37

                                    EXHIBITS


Exhibit A     Form of Escrow Agreement
Exhibit B     Form of Non-Competition Agreement
Exhibit C     Form of Sale Procedures Order
Exhibit D     Form of Sale Order

SCHEDULES

SCHEDULE A    ASSUMABLE AGREEMENTS
              1.   Software Agreements
              2.   Circuit Agreements: Backbone/Hubbing /Peering and Dedicated
                   Circuits
              3.   POP Leases and Collocation Agreements
              4.   Other Assumable Agreements

SCHEDULE B    ASSUMED AGREEMENTS
              1.   IRU Agreements
              2.   Real Property Leases
              3.   Software Agreements
              4.   Circuit Agreements: Backbone/Hubbing /Peering and Dedicated
                   Circuits
              5.   POP Leases and Collocation Agreements
              6.   Governmental Authority Licenses
              7.   Other Assumed Agreements

SCHEDULE C    REJECTED AGREEMENTS

              C-1 TRANSITION REJECTED AGREEMENTS
              (a)  IRU Agreements
              (b)  Real Property Leases
              (c)  Software Agreements
              (d)  Finance Purchases
              (e) Circuit Agreements: Backbone/Hubbing /Peering and Dedicated Circuits
              (f)  POP Leases and Collocation Agreements
              (g)  Other Transition Rejected Agreements

              C-2  CLOSING REJECTED AGREEMENTS
              (a)  IRU Agreements
              (b)  Real Property Leases
              (c)  Software Agreements
              (h)  Finance Purchases
              (d) Circuit Agreements: Backbone/Hubbing /Peering and Dedicated Circuits
              (e)  POP Leases and Collocation Agreements
              (f)  Service Agreements
              (g)  Other Closing Rejected Agreements

SCHEDULE D    CUSTOMER CONTRACTS
              1.   Assumed Customer Contracts
              2.   Rejected Customer Contracts

SCHEDULE E    SCHEDULE OF DISPUTED EQUIPMENT

SCHEDULE F    SCHEDULE OF EXCLUDED NON-PHOENIX EQUIPMENT

SCHEDULE G    SCHEDULE OF EXCLUDED PHOENIX EQUIPMENT

SCHEDULE H    SCHEDULE OF INTELLECTUAL PROPERTY EXCEPTIONS

SCHEDULE I    SCHEDULE OF EXCLUDED CLAIMS AND RIGHTS

SCHEDULE J    SCHEDULE OF INTELLECTUAL PROPERTY

SCHEDULE K    SCHEDULE OF TRANSITION SERVICES
              1.   Seller Transition Services
              2.   Buyer Transition Services

SCHEDULE L    SCHEDULE OF NON-COMPETING SELLERS

SELLERS' REPRESENTATION AND WARRANTY DISCLOSURE SCHEDULES:

Schedule 5(a) Good Standing
Schedule 5(b) Approvals
Schedule 5(c) Litigation
Schedule 5(f) Schedules
Schedule 5(h) Intellectual Property
Schedule 5(j) Schedule of Customers

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of February 26, 2002 (the "EXECUTION DATE"), by and among, PN ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Cogent (as defined below) ("BUYER") and (solely for purposes of Section 9(k) hereof) COGENT COMMUNICATIONS GROUP, INC., A DELAWARE CORPORATION ("COGENT"); and PSINET INC., a New York corporation ("PSINET"), PSI WEB INC., a Delaware corporation, TELALINK CORPORATION, a Tennessee corporation, PSINET EUROPE INC., a Delaware corporation, INTERNET NETWORK TECHNOLOGIES, INC., a California corporation, PSINETWORKS COMPANY, INC., a Delaware corporation, TELECOM LICENSING, INC., a Delaware corporation, TELECOM LICENSING OF VIRGINIA, INC., a Virginia corporation, SPORTS ISP, INC., a Delaware corporation, UHF SPU, INC., a Virginia corporation, INTERNATIONAL DISTRIBUTION & CONSULTING, INC., a Pennsylvania corporation, IOCOM INC., a Delaware corporation, PSINET TELECOM LIMITED, a Delaware corporation, PSINET VENTURES LTD., a Delaware corporation, PSINET STRATEGIC INVESTMENTS, INC., a Delaware corporation, PSINET STRATEGIC SERVICES, INC., a Delaware corporation, PSINET NORTH AMERICA HOLDINGS INC., a Delaware corporation, PSINET IMEA HOLDINGS INC., a Delaware corporation, PSINET REALTY INC., a Delaware corporation, PSINET NEW YORK SHELF INC., a New York corporation, PSINET SECURITY SERVICES INC., a Delaware corporation, PSINET ASIA HOLDINGS INC., a Delaware corporation, PSINET SOUTH AMERICAN HOLDINGS INC., a Delaware corporation, R.B. INVESTMENTS DELAWARE, INC., a Delaware corporation, R.G. INVESTMENTS DELAWARE, INC., a Delaware corporation, and PSINET MIAMI MANAGEMENT INC., a Delaware corporation (collectively with PSINet, "SELLERS").

                              W I T N E S S E T H:

         WHEREAS, on May 31, 2001, Sellers filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (as defined below), Case No. 01-13213
(REG), jointly administered (the "BANKRUPTCY CASE"), before the United States Bankruptcy Court for the Southern District of New York (the "COURT"), and Sellers continue to operate their business as debtors-in-possession in the Bankruptcy Case; and

         WHEREAS, on January 14, 2002, PSINet and Cogent entered into that certain Due Diligence Agreement (the "DUE DILIGENCE AGREEMENT") whereby PSINet agreed to maintain its Network (as defined in the Due Diligence Agreement) in operation for thirty (30) days in exchange for the payment by Cogent to PSINet of a fee of Three Million and No/100 United States Dollars (US $3,000,000.00) (the "FEE"), such Fee subject to refund upon the occurrence of certain conditions set forth in Section 3 of the Due Diligence Agreement; and

         WHEREAS, the Court approved the Due Diligence Agreement by order dated January 15, 2002; and

         WHEREAS, pursuant to Section 6 of the Due Diligence Agreement, PSINet and Cogent agreed that, upon the request of Cogent, PSINet and Cogent would negotiate in good faith and use all commercially reasonable efforts to enter into an asset purchase agreement for the Network, as defined in the Due Diligence Agreement; and

         WHEREAS, Cogent has made such request to PSINet and formed Buyer for such purposes, and Buyer desires to purchase and acquire from Sellers, and Sellers desire to sell to Buyer, certain of the assets used or held for use in connection with the Business in accordance with and subject to the terms and conditions set forth in this Agreement; and

         WHEREAS, the Acquired Assets will be sold pursuant to the terms and conditions of this Agreement and an order of the Court approving such sale under Sections 105, 363, 365 and 1146 of the United States Bankruptcy Code (11 U.S.C. ss. 101 ET. SEQ.) (the "BANKRUPTCY CODE"), and such sale will include the assumption and assignment of certain executory contracts and unexpired leases in accordance with Section 365 of the Bankruptcy Code;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       DEFINITIONS; INTERPRETATION.

                  (a) DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meanings specified below:

         "ACCOUNTS RECEIVABLE" means all rights to payment for goods sold, licensed or leased or for services rendered to Customers in connection with the Business, all sums of money or other proceeds due or becoming due thereon and all instruments pertaining thereto;

         "ACQUIRED ASSETS" has the meaning set forth in Section 2(a);

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

         "AGREEMENT" has the meaning set forth in the preamble;

         "APPORTIONED OBLIGATIONS" has the meaning set forth in
Section 13(c)(ii);

         "ASSUMABLE AGREEMENTS" means the contracts, agreements, commitments, understandings and instruments set forth on SCHEDULE A, SCHEDULE OF ASSUMABLE AGREEMENTS;

         "ASSUMED AGREEMENTS" means the contracts, agreements, commitments, understandings and instruments set forth on SCHEDULE B, SCHEDULE OF ASSUMED AGREEMENTS, which Schedule may be amended from time to time by Buyer in accordance with Section 2(e)(i), PROVIDED, that any rejected contract, agreement, commitment, understanding, instrument, assumed real property lease or other unexpired real property lease or unexpired personal property lease set forth on SCHEDULE C, SCHEDULE OF REJECTED AGREEMENTS as a "Rejected Agreement" and any other agreement not expressly designated as either an "Assumed Agreement" or "Rejected Agreement" by Buyer by the end of the Transition Period shall not be considered an "Assumed Agreement" for purposes of this Agreement.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2(c);

         "ASSUMPTION AGREEMENT(S)" means that or those certain assignment and assumption agreement(s) to be executed and delivered by Sellers and Buyer at Closing, or at the time of the actual assignment and assumption of a particular Assumed Agreement during or upon expiration of the Transition Period, as the case may be, in substantially the form of EXHIBIT A attached hereto;

         "ASSUMED CUSTOMER CONTRACTS" means the Customer Contracts assumed by Buyer hereunder and listed as such on SCHEDULE D, SCHEDULE OF CUSTOMER CONTRACTS;

         "BANKRUPTCY CASE" has the meaning set forth in the recitals;

         "BANKRUPTCY CODE" has the meaning set forth in the recitals;

         "BOOKS AND RECORDS" has the meaning set forth in Section 2(a)(vi);

         "BREAK-UP FEE" has the meaning set forth in Section 10(a)(i);

         "BUSINESS" means Sellers' United States Internet access and web hosting business, as generally described in the "Project Phoenix" business plan previously presented to Cogent;

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by Law to be closed;

         "BUYER" has the meaning set forth in the preamble;

         "BUYER'S CLOSING DOCUMENTS" has the meaning set forth in Section 4(d);

         "CLAIM" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured;

         "CLOSING" has the meaning set forth in Section 4(a);

         "CLOSING DATE" has the meaning set forth in Section 4(a);

         "CODE" means the Internal Revenue Code of 1986, any amendments thereto, any successor statutes and any regulations promulgated thereunder;

         "COGENT" has the meaning set forth in the preamble;

         "COURT" has the meaning set forth in the recitals;

         "CURE AMOUNTS" means those amounts owed by Sellers to the other parties under the Assumed Agreements as determined by the Court or by agreement of the parties thereto so that Buyer takes the Assumed Agreements free and clear of any defaults and arrearages as of the

Closing Date or, in the case of an agreement that becomes an Assumed Agreement following the Closing pursuant to Section 2(c), as of the date such agreement is actually assumed by Sellers and assigned to Buyer;

         "CURE AMOUNTS ADJUSTMENT" means the amount payable by the Buyer to the Sellers, or vice versa, pursuant to Section 3(c).

         "CUSTOMERS" means Sellers' entire end user customer base with regard to the Business;

         "CUSTOMER CONTRACTS" means any and all contracts and agreements related to the Customers listed on SCHEDULE D, SCHEDULE OF CUSTOMER CONTRACTS. The SCHEDULE OF CUSTOMER CONTRACTS shall be comprised of two (2) lists: (i) Customer contracts to be assumed by Buyer ("ASSUMED CUSTOMER CONTRACTS"), and (ii) the Customer agreements that will not be assumed by Buyer ("REJECTED CUSTOMER CONTRACTS");

         "DISPUTED EQUIPMENT" means the assets set forth on SCHEDULE E, SCHEDULE OF DISPUTED EQUIPMENT, PROVIDED THAT, upon the approval of any order by the Court determining whether or not any such asset is subject to a Lien, such asset shall cease to be a Disputed Asset and shall be deemed to constitute either (aa) an Acquired Asset, in the event the Court determines that such asset is owned by PSINet free and clear of any Lien, or (bb) Excluded Phoenix Equipment, in the event the Court determines that such asset is subject to a Lien;

         "DUE DILIGENCE AGREEMENT" has the meaning set forth in the recitals;

         "EFFECTIVE TIME" has the meaning set forth in Section 4(a);

         "EMPLOYEES" means all employees of Sellers engaged primarily in the Business;

         "ESCROW AGENT" has the meaning set forth in Section 4(b)(ii);

         "ESCROW AGREEMENT" has the meaning set forth in Section 4(b)(ii);

         "ESCROW AMOUNT" has the meaning set forth in Section 4(b)(ii);

         "ESCROW DEPOSIT" has the meaning set forth in Section 4(b)(ii);

         "EXCLUDED ASSETS" has the meaning set forth in Section 2(b);

         "EXCLUDED NON-PHOENIX EQUIPMENT" means the assets set forth on SCHEDULE F, SCHEDULE OF EXCLUDED NON-PHOENIX EQUIPMENT;

         "EXCLUDED PHOENIX EQUIPMENT" means the assets set forth on SCHEDULE G, SCHEDULE OF EXCLUDED PHOENIX EQUIPMENT;

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 2(d);

         "EXECUTION DATE" has the meaning set forth in the preamble;

         "FCC" means the U.S. Federal Communications Commission;

         "FEE" has the meaning set forth in the recitals;

         "FINANCIAL STATEMENTS" means and includes PSINet Inc. and its Subsidiaries' audited consolidated financial statements for the fiscal year ended December 31, 2000, the unaudited monthly operating reports for Sellers as reported to the U.S. Bankruptcy Court for the months of June, July, August, September, October, November and December 2001 and the monthly operating statement aggregating the cost centers and other information for Project Phoenix for the twelve months ended December 31, 2001 and the month ending January 31, 2002, copies of which have been provided to Buyer by Sellers;

         "GAAP" means United States generally accepted accounting principles as in effect from time to time;

         "GOVERNMENTAL AUTHORITY" means any agency, board, bureau, executive, court, commission, department, legislature, tribunal, instrumentality or administration of the United States, a foreign country, or any state, provincial, territorial, municipal, county, local or other governmental entity in the United States or any foreign country, including without limitation the FCC;

         "GOVERNMENTAL PERMITS" means all licenses, permits, approvals, consents, certificates, waivers, exemptions, orders, registrations, variances and other authorizations from any and all Governmental Authorities, including any state sales tax numbers, used or held for use in connection with the conduct of the Business;

         "INCREMENTAL BID AMOUNT" has the meaning set forth in Section 10(a)(i);

         "INITIAL OVERBID AMOUNT REQUIREMENT" has the meaning set forth in
Section 10(a)(i);

         "INTELLECTUAL PROPERTY" means all U.S., whether proprietary or pursuant to license, as the case may be: (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) registered and unregistered copyrightable works and copyrights, and all applications, registrations, and renewals in connection therewith; (d) mask works and all applications, registrations, and renewals in connection therewith; (e) trade secrets and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer lists, pricing and cost information, and business and marketing plans and proposals to the extent that any of the foregoing constitute trade secrets or confidential information used in connection with the operation of the Business); (f) computer software programs (including data and related documentation); (g) copyrighted software owned by third parties and leased or licensed to any of Sellers; (h) Internet Protocol ("IP") space and IP addresses allocated or otherwise made available to Sellers by ARIN or any other third party; and (i) all source codes, object codes, executable codes, databases and files referenced by the codes and all media containing the same and all relevant explanations, documentation, flowcharts, logic diagrams and rules for the source codes, in each case with respect to software that is owned by Sellers; and (j) copies and tangible embodiments of any of the foregoing (in whatever form or medium);

         "INVENTORIES" means all inventories of raw materials, works in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies;

         "KNOWLEDGE OF SELLERS" means the actual knowledge, after due inquiry, of Lawrence E. Hyatt, Executive Vice President and Chief Restructuring Officer; John Kraft, President of U.S. Operations; Harry Hobbs, President and Chief Executive Officer; Kathleen B. Horne, Executive Vice President and General Counsel; and Lota Zoth, Senior Vice President and Corporate Controller; provided that nothing in this Agreement shall require Kathleen B. Horne to furnish any information or perform any act that could in her reasonable discretion be deemed to constitute or give rise to a breach of the attorney-client privilege;

         "LAW" means any law, statute, regulation, rule, code, ordinance or court order enacted, adopted, issued or promulgated by any Governmental Authority;

         "LIABILITY" or "LIABILITIES" means any and all material liabilities, obligations, judgments, damages, charges, costs, debts and indebtedness of any and every kind and nature whatsoever, absolute or contingent, liquidated or unliquidated, in Law, equity or otherwise;

         "LIEN" means, with respect to any asset or property of any character, any mortgage, pledge, security interest, lien (including any mechanic's or materialman's lien, tax lien, shipper or warehousemen lien or customs lien), right of first refusal, option or other right to acquire, transfer for security, charge, Claim, easement, conditional sale agreement, title retention agreement, defect in title, or other encumbrance or adverse Claim of any nature pertaining to or affecting such asset or property, whether voluntary or involuntary and whether arising by Law, contract or otherwise, including without limitation, in the case of any asset listed on SCHEDULE E, SCHEDULE OF DISPUTED EQUIPMENT, any right or claim of any person other than Sellers upon or with respect to the proceeds of sale thereof;

         "MAINTENANCE FEE" has the meaning set forth in Section 10(a)(i);

         "MATERIAL ADVERSE CHANGE" OR "MATERIAL ADVERSE EFFECT" means any change or changes in, or effect on, the Business or the Acquired Assets that is individually, or are in the aggregate, reasonably likely to be materially adverse to the financial condition of the Business or the Acquired Assets, each taken as a whole, taking into account Sellers' current status as filers under Chapter 11 of the Bankruptcy Code, other than (i) any change or effect in any way resulting from or arising in connection with this Agreement or any of the transactions contemplated hereby (including any announcement with respect to this Agreement or any of the transactions contemplated hereby); (ii) changes in
(A) economic, regulatory or political conditions generally or (B) general business or economic conditions relating to any industries in which any of Sellers participates, that is not specific to such Seller; (iii) any change in or effect on the Acquired

Assets or the Business that is cured (including by the payment of money) by the applicable Seller or any of its Affiliates, (iv) any change in or effect on the Acquired Assets or the Business resulting from any loss of Customers (including any reduction in revenue therefrom), and (v) any change in or effect on the Acquired Assets or the Business resulting from the resignations of any Employees or the issuance of WARN Act notices pursuant to Section 8;

         "MATERIAL ADVERSE EFFECT CERTIFICATE" has the meaning set forth in
Section 10(d);

         "MATERIAL ADVERSE EFFECT WAIVER" has the meaning set forth in
Section 10(d);

         "MOTION" has the meaning set forth in Section 10(a);

         "NON-DISCLOSURE AGREEMENT" has the meaning set forth in Section 13(h);

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of Sellers and consistent with Sellers' past custom and practice (including with respect to quantity and frequency), taking into account the commencement of the Bankruptcy Case and the operation of Sellers as distressed companies following the commencement of the Bankruptcy Case and including the occurrence of defaults occasioned by the commencement of the Bankruptcy Case;

         "PERMITTED ENCUMBRANCES" means (i) statutory liens for current Taxes or assessments not yet due or delinquent, (ii) mechanics' carriers', workers', repairers' and other similar liens arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of any of Sellers or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers' compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities which do not materially interfere with the present use of the Acquired Assets, and (v) such other liens, imperfections in or failure of title, charges, easements, rights-of-way, encroachments, exceptions, restrictions and encumbrances which do not materially interfere with the present use of the Acquired Assets and neither secure indebtedness or the payment of the deferred purchase price of property, nor individually or in the aggregate create a Material Adverse Effect;

         "PERSON" means any individual, corporation, partnership, proprietorship, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity, organization or institution of any type whatsoever;

         "PREPAID REVENUE ADJUSTMENT" has the meaning set forth in Section 3(b);

         "PREPAID REVENUES" has the meaning set forth in Section 2(a)(ix);

         "PSINET" has the meaning set forth in the preamble;

         "PURCHASE PRICE" has the meaning set forth in Section 3(a);

         "QUALIFYING BIDDER" has the meaning set forth in Section 10(a)(i);

         "RECONCILIATION STATEMENT" has the meaning set forth in
Section 3(b)(ii);

         "REJECTED AGREEMENTS" means those contracts, agreements, commitments, understandings and instruments designated by Buyer under this Agreement that will not be assumed by Buyer under the Assumption Agreement(s), an initial list of such rejected agreements, to be amended from time to time by Buyer pursuant to Section 2(e)(i), being set forth on SCHEDULE C, SCHEDULE OF REJECTED AGREEMENTS; and any other agreement not expressly designated as either an "Assumed Agreement" or a "Rejected Agreement" by Buyer by the end of the Transition Period shall be considered a "Rejected Agreement" for purposes of this Agreement. Subject to the foregoing proviso, the SCHEDULE OF REJECTED AGREEMENTS shall be comprised of two (2) lists: (i) a list of agreements to be rejected at the Closing (the "CLOSING REJECTED AGREEMENTS") and (ii) a list of agreements to be rejected no later than the expiration of the Transition Period (the "TRANSITION REJECTED AGREEMENTS");

         "REJECTED CUSTOMER CONTRACTS" means the Customer Contracts listed as such on SCHEDULE D, SCHEDULE OF CUSTOMER CONTRACTS;

         "SALE ORDER" has the meaning set forth in Section 10(a)(ii);

         "SALE PROCEDURES ORDER" has the meaning set forth in Section 10(a)(i);

         "SELLERS" has the meaning set forth in the preamble;

         "SELLERS' CLOSING DOCUMENTS" has the meaning set forth in Section 4(c);

         "SFAS 121" shall have the meaning set forth in Section 5(d);

         "SUBSIDIARY" means any corporation, partnership or limited liability company with respect to which a specified Person (or a Subsidiary thereof), directly or indirectly, owns a majority of the common stock or other equity interest, or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, managers or other governing body of such corporation, partnership or limited liability company;

         "TAX" means any federal, state, provincial, local, foreign or other income, alternative, minimum, inheritance, accumulated earnings, personal holding company, corporation, franchise, capital stock, net worth, capital, profits, windfall profits, capital gain, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not);

         "TAX RETURN" means any return, report, declaration, form, Claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

         "TRANSFERRED EMPLOYEES" has the meaning set forth in Section 7(a);

         "TRANSACTION DOCUMENTS" means, collectively, the Escrow Agreement, Sellers' Closing Documents and Buyer's Closing Documents;

         "TRANSITION PERIOD" means the period beginning on the Closing Date and ending seventy five (75) days after the Closing Date; and

         "WARN ACT" means the Worker Adjustment Retraining and Notification Act of 1988, as amended from time to time, and the rules and regulations thereunder.

                  (b)      INTERPRETATION; CONSTRUCTION.

         The headings and captions of the various Sections of this Agreement have been inserted solely for purposes of convenience, are not part of this Agreement, and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. Unless stated to the contrary, all references to Sections, paragraphs or clauses herein shall be to the specified Section, paragraph or clause of this Agreement, and all references to Exhibits and Schedules shall be to the specified Exhibits and Schedules attached hereto. All Exhibits and Schedules attached hereto are made a part hereof. All terms defined herein shall have the same meaning in the Exhibits and Schedules, except as otherwise provided therein. All references in this Agreement to "this Agreement" shall be deemed to include the Exhibits and Schedules attached hereto. Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires and, as used herein, unless the context otherwise requires, the words "hereby," "hereof," "herein" and "hereunder," and words of similar import, shall refer to this Agreement as a whole and not to any particular provision hereof. The term "including" shall be deemed to mean "including, without limitation." References to any Law shall be construed as a reference to the same as in effect on the date of this Agreement. Unless otherwise expressly stated, all dollar amounts stated herein are in United States currency.

         2. SALE AND PURCHASE OF ACQUIRED ASSETS; EXCLUDED ASSETS; ASSUMPTION OF LIABILITIES.

                  (a) PURCHASE AND SALE OF ACQUIRED ASSETS. At the Closing, pursuant to Sections 105, 363, 365 and 1146 of the Bankruptcy Code and on the terms and subject to the conditions precedent of this Agreement, Sellers shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, accept and acquire from Sellers, free and clear of any and all Liens and Claims (other than Permitted Encumbrances), all of Sellers' right, title and interest in and to the following (such right, title and interest collectively, the "ACQUIRED ASSETS"):

                  (i) Except as set forth in Section 2(b), all equipment (but, in the case of Disputed Equipment, only to the extent set forth in clause (ii) below), furniture, furnishings, automobiles, tools, parts, Inventories and other personal property owned by Sellers and located within the United States;

                  (ii) Any asset listed on SCHEDULE E, SCHEDULE OF DISPUTED EQUIPMENT, as to which the Court determines that Sellers own such asset free any clear of Lien;

                  (iii) The Assumed Agreements, to the extent the same are assignable under Section 365 of the Bankruptcy Code or to the extent assignment is consented to by the counter party or counter parties to such agreements, to the extent the same pertain to periods from and after the Effective Time, or the time at which any such Assumed Agreement is actually assumed by Buyer during the Transition Period, as the case may be, including any right (A) to receive payment for products sold or services rendered from and after any such Assumed Agreement's actual assumption by Buyer; and (B) to assert Claims and take other rightful actions in respect of breaches, defaults and other violations of such contracts, arrangements, licenses, leases and other agreements to the extent such violations occur from and after the time at which any such Assumed Agreement is actually assumed by Buyer;

                  (iv)     Any leasehold improvements related to an Assumed
          Agreement;

                  (v)      To the extent the same are assignable under
          Section 365 of the Bankruptcy Code or assignment is otherwise consented to, and except as set forth on SCHEDULE H, SCHEDULE OF INTELLECTUAL PROPERTY EXCEPTIONS, all Intellectual Property used by Sellers in connection with the Business, including without limitation (but subject to licenses or other rights of use, written or unwritten, granted in favor of certain third parties listed on the SCHEDULE OF INTELLECTUAL PROPERTY EXCEPTIONS) the Intellectual Property set forth on SCHEDULE J, SCHEDULE OF INTELLECTUAL PROPERTY, the U.S. rights to the name "PSINet" and any derivatives thereof, and any associated trademarks, tradenames, logos and tradedress and all related income, royalties, damages and payments due or payable after the Effective Time (including, without limitation, damages and payments for future infringements or misappropriations thereof), any and all corresponding rights that, now or hereafter, may be secured and all copies and tangible embodiments of any such Intellectual Property; and, except to the extent that it is employed solely in connection with Excluded Assets, goodwill and contact telephone numbers associated therewith, licenses and sublicenses granted and obtained with respect thereto, remedies against infringement thereto and rights to protection of interest therein under the laws of all jurisdictions, including any Intellectual Property arising after the date hereof;

                  (vi) Originals or copies of all books, records, manuals and other materials (in any form or medium) relating to the Acquired Assets, Assumed Liabilities, Assumed Agreements and Transferred Employees (subject to any necessary consents of such Transferred Employees) (collectively, "BOOKS AND RECORDS"), including any computerized data bases and files, and including advertising matter, catalogues, price lists, correspondence, mailing lists, Customer lists, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, operating records, Tax records, manufacturing and quality control records and procedures, blueprints, research and development files and records, data books, Intellectual Property disclosures, media materials and plates, accounting records, sales order files and litigation files, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures and similar items of

          Sellers including books of account, all Customer telephone numbers, addresses and other contact information, lock box account numbers, billing records and other Customer correspondence relating to the Business, all regulatory filings and other Books and Records relating to the rates and services provided by Sellers in connection with the operation of the Business;

                  (vii)    To the extent the same are assignable under
          Section 365 of the Bankruptcy Code or to the extent assignment is consented to by the grantor or issuer thereof, all manufacturer warranties and similar rights in favor of Sellers with respect to any Acquired Asset;

                  (viii) All Accounts Receivable, to the extent the same (aa) are outstanding as of Closing, and (bb) are in excess of any counterclaims or offsets, but without prejudice to Sellers' rights to continue to collect Accounts Receivable in accordance with Section 3(e) prior to Closing for their own account or benefit; all guaranties and security therefor, and all goods and services giving rise thereto; the rights pertaining to such goods and services and all related insurance and insurance proceeds with respect thereto;

                  (ix) All security deposits and prepayments, prepaid expenses, deposits and advances related to the Acquired Assets, whether or not reflected on Sellers' Books and Records and pertaining to the period following the Closing Date;

                  (x)      To the extent the same are assignable under
          Section 365 of the Bankruptcy Code or to the extent assignment is consented to by the third party or third parties to such agreements, all confidentiality, noncompete or nondisclosure agreements executed by vendors, suppliers or employees of Sellers or other third parties, in each case, relating to the Business;

                  (xi) Except as set forth on SCHEDULE I, SCHEDULE OF EXCLUDED CLAIMS AND RIGHTS and subject to Section 2(b)(iv), all of the rights, Claims, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment of any of Sellers against a third party and relating to the Acquired Assets and the Assumed Liabilities arising out of transactions occurring subsequent to the Closing Date, net of any offsets or counterclaims (unless such liabilities are assumed by Buyer) and PROVIDED THAT where such rights, Claims or causes of action relate to both Assumed Liabilities (or Acquired Assets) and Excluded Liabilities (or Sellers' assets that are not Acquired Assets), Buyer and Sellers shall share such rights, Claims or causes of action in the same proportion as their respective Liabilities (or assets, as applicable) bear to the total liability relating to those rights, Claims or causes of action (or the expected value thereof, as applicable); and

                  (xii)    To the extent the same are assignable under
          Section 365 of the Bankruptcy Code or to the extent assignment is consented to by the counterparty, all Customer lockbox accounts (but excluding any cash deposited therein prior to 5 PM on the Closing Date, which cash shall be the property of Sellers).

                  (b) EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 2(a) or any other provision of this Agreement, the Acquired Assets shall not include the following properties and assets of Sellers (collectively, the "EXCLUDED ASSETS"):

                  (i) The Excluded Phoenix Equipment, the Excluded Non-Phoenix Equipment and the Disputed Equipment, except, in the case of the Disputed Equipment, to the extent set forth in
          Section 2(a)(ii);

                  (ii) All cash and cash equivalents, all bank, custody and investment accounts (other than accounts described in Section 2(a)(xi)), and all marketable securities;

                  (iii) All deposits, withholdings, prepayments, credits and refunds of Sellers (i) related to periods prior to Closing; (ii) related to any Rejected Agreement; or (iii) not related to the Business;

                  (iv) All Claims, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment of any Seller (x) relating to the Excluded Assets, or (y) that have accrued, arisen or been asserted against any Person or that relate to any period before the Effective Time, in each case which do not relate primarily to the Acquired Assets (including fiduciary duty claims, tort claims and Claims against current and former employees of Sellers that accrued prior to Closing), all rights and powers of a trustee and debtor-in-possession against any Person whatsoever, including all avoidance powers granted to Seller under the Bankruptcy Code and all causes of action and remedies granted pursuant to Sections 502, 510, 541, 544, 545, 547 through 551 and 553 of the
          Bankruptcy Code;

                  (v) All rights of Sellers in, to and under any Rejected Agreements;

                  (vi) All items set forth on SCHEDULE H, SCHEDULE OF INTELLECTUAL PROPERTY EXCEPTIONS;

                  (vii) All assets held by or for the account of Sellers pursuant to the terms of any deferred compensation, incentive compensation, welfare or other employee benefit plan, or the assets of any related trust described in Section 401 of the Code;

                  (viii) All rights that accrue to Sellers under this Agreement or the Transaction Documents;

                  (ix) Rights to any Tax refunds of any of Sellers, whether such refund is received as a payment or as a credit against future Taxes;

                  (x) PSINet's "dark" hosting centers located in Atlanta, Boston, Dallas and Miami and all equipment and other assets situated therein;

                  (xi) PSINet's corporate headquarters and the furniture, fixtures, telephones, desktop computers and similar equipment located therein;

                  (xii) The office fixtures, furniture and computer equipment in use in Sellers' warehouses in Delaware and Virginia;

                  (xiii)   All stadium naming rights and related agreements;

                  (xiv) All of Sellers' accounts, accounts receivable, rights to payment and rebates with respect to Inter.net Global Ltd. and its Affiliates and with respect to PSINet Consulting Solutions Holdings, Inc.;

                  (xv) All intercompany accounts and intercompany receivables owed to Sellers;

                  (xvi)    All venture capital investments;

                  (xvii) Any items specifically excluded pursuant to SCHEDULE K, SCHEDULE OF TRANSITION SERVICES; and

                  (xviii) Any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

                  (c) ASSUMPTION OF LIABILITIES. After the Closing Date, Buyer shall execute and deliver to Sellers one or more Assumption Agreement(s) pursuant to which Buyer shall assume and agree to discharge solely the Liabilities of Sellers under the Assumed Agreements accruing from and after the actual assumption of each such Assumed Agreement and all liabilities and obligations related to the Acquired Assets arising from any actions or omissions of Buyer occurring after the Closing Date (collectively, the "ASSUMED LIABILITIES"). On the Closing Date, Buyer shall execute and deliver to Sellers one or more Assumption Agreement(s) for those Assumed Agreements actually assumed by Buyer on the Closing Date.

                  (d) EXCLUDED LIABILITIES. Notwithstanding the provisions of Section 2(c) or any other provision hereof or any Schedule or Exhibit hereto and regardless of any disclosure to Buyer, other than the Assumed Liabilities or as expressly provided herein, Buyer shall not assume or be obligated or be responsible to pay, perform, satisfy or otherwise discharge any Liabilities of Sellers whatsoever (collectively, the "EXCLUDED LIABILITIES").

                  (e) ASSUMPTION OF THE ASSUMED AGREEMENTS. The Sale Order shall provide for the assumption by the applicable Sellers and assignment to Buyer of the Assumed Agreements, effective upon the Closing or at the time of the actual assumption of any such Assumed Agreement during the Transition Period, as the case may be, on the following terms and conditions:

                  (i) ASSUMPTION AND ASSIGNMENT. At the time of the actual assumption of each such Assumed Agreements (either on the Closing Date or during or upon termination of the Transition Period, as the case may be), the applicable Sellers shall assume, and such Sellers shall assign to Buyer, the Assumed Agreements. Each Assumed Agreement shall be identified by its date and by the name of the other party or parties to it. SCHEDULE A, SCHEDULE OF ASSUMABLE AGREEMENTS, SCHEDULE B, SCHEDULE OF ASSUMED AGREEMENTS, and SCHEDULE C, SCHEDULE OF REJECTED AGREEMENTS shall be subject to amendment as follows:

                           (A) Until the Court enters the Sale Order, Buyer, in its sole discretion, by delivery of written notice to Sellers, may amend the SCHEDULE OF ASSUMED AGREEMENTS, the SCHEDULE OF ASSUMABLE AGREEMENTS and the SCHEDULE OF REJECTED AGREEMENTS at any time and from time to time, provided however that Buyer shall not, without Sellers' consent, add to the SCHEDULE OF ASSUMED AGREEMENTS or the SCHEDULE OF ASSUMABLE AGREEMENTS any agreement that, as of the Execution Date, is a Rejected Agreement.

                           (B) After the Sale Order is entered by the Court through the end of the Transition Period, Buyer, in its sole discretion, by delivery of written notice to Sellers, may
                    (1) add any Assumable Agreement to the SCHEDULE OF ASSUMED AGREEMENTS; and (2) add any Assumable Agreement to the SCHEDULE OF REJECTED AGREEMENTS, and Buyer shall not acquire any rights or assume any liabilities with respect to any agreement so added to the SCHEDULE OF REJECTED AGREEMENTS. Any Assumable Agreement not designated by Buyer as either an Assumed Agreement or a Rejected Agreement by the end of the Transition Period shall be deemed a Rejected Agreement, and Buyer shall not acquire any rights or assume any Liabilities with respect thereto.

                  (ii) REJECTION OF AGREEMENTS. Sellers may reject as of the Closing Date any Closing Rejected Agreement listed as such in Part 1 of SCHEDULE C. After the expiration of the Transition Period, Sellers may reject any Rejected Agreement; PROVIDED, HOWEVER, that Sellers may reject any Transition Rejected Agreement listed as such in Part 2 of SCHEDULE C prior to the expiration of the Transition Period if (but only if) Sellers have obtained the written consent of Buyer or Buyer has failed to pay any amount required pursuant to Section 2(e)(iv) within five (5) Business Days of receiving notice thereof, except to the extent such payment is the subject of a BONA FIDE dispute.

                  (iii) PAYMENT OF CURE AMOUNTS. As between the parties hereto, Sellers shall be responsible for the payment of any and all Cure Amounts related to the Assumed Agreements scheduled as such as of the Execution Date, and any additional Cure Amounts related to any Assumable Agreements that are designated by Buyer as Assumed Agreements after the Execution Date; PROVIDED HOWEVER that if the aggregate Cure Amounts for all agreements as determined by the Court in connection with the Sale Order exceeds Three Million Dollars (US $3,000,000), Sellers shall notify Buyer in writing to such effect and, if Buyer does not elect, within three (3) Business Days after receipt of such written notice either (x) to move Assumable Agreements or Assumed Agreements to the Schedule of Rejected Agreements in order to reduce the aggregate Cure Amounts to less than Three Million Dollars (US $3,000,000) or (y) to agree irrevocably to reimburse Sellers for the amount by which the aggregate Cure Amounts exceed Three Million Dollars (US $3,000,000) at the time such amounts become due, Sellers may, within six (6) Business Days following the date upon which Sellers provide written notice to Buyer, terminate this Agreement. In the event the aggregate Cure Amounts for the Assumed Agreements (including any Assumable Agreements that are, subsequent to the Execution Date, designated as Assumed Agreements) is less than Three Million Dollars ($3,000,000), Sellers shall pay to Buyer, as an adjustment to the Purchase Price, an amount corresponding to ten percent (10%) of such shortfall, in accordance with Sections 3(a) and 3(c).

                  (iv) MAINTENANCE COSTS. Buyer shall timely pay or, at Sellers' option, reimburse Sellers for any and all amounts directly attributable to the Assumable Agreements and Transition Rejected Agreements, for services or products supplied during the period (A) commencing (aa) in the case of Assumable Agreements, on the date of entry of the Sale Procedures Order and (bb) in the case of the Transition Rejected Agreements, at the Effective Time, and (B) terminating on the earliest of (aa) the date the Buyer informs Sellers that it does not wish to add such Assumable Agreement to SCHEDULE B, SCHEDULE OF ASSUMED AGREEMENTS, (bb) the date that the Court enters an order approving a sale of any of the Acquired Assets to another party,
          (cc) the expiration of the Transition Period, and (dd) the date of termination of this Agreement. The foregoing notwithstanding, but without prejudice to any obligation to assume excess Cure Amounts that may be undertaken by Buyer pursuant to Section 2(e)(iii), Buyer shall not be required to pay or reimburse Sellers for any amounts that are in arrears or delinquent as of the date of entry of the Sale Procedures Order, in the case of the Assumable Agreements, or the Closing Date, in the case of the Transition Rejected Agreements.

         3.       PURCHASE PRICE.

                  (a) PURCHASE PRICE. The purchase price for the Acquired Assets shall be Seven Million Dollars (US $7,000,000.00), reduced (but not by more than Five Hundred Thousand Dollars (US $500,000)) by the amount of all Customer deposits and advance payments relating to services to be provided after the Effective Time ("Prepaid Revenues") outstanding as of the Closing Date, as further provided in paragraph (b) (the "PREPAID REVENUE ADJUSTMENT") and reduced or increased, as the case may be, by the Cure Amounts Adjustment, as provided in paragraph (c).

                  (b)      ADJUSTMENT FOR PREPAID REVENUE.

                  (i) For purposes of determining the amount payable at Closing, the amount of the Prepaid Revenue Adjustment shall be estimated to be Five Hundred Thousand Dollars (US $500,000).

                  (ii) Not less than seventy five (75) days following Closing, Seller may, but shall not be required to, furnish Buyer a reconciliation statement (the "RECONCILIATION STATEMENT") showing the actual amounts of Prepaid Revenues as of the Closing Date. The Reconciliation Statement shall contain or be accompanied by such calculations, breakdowns or supporting worksheets and documentation as may be reasonably necessary to permit Buyer to verify the accuracy of the data and calculations contained therein. In the event that the amount of Prepaid Revenues outstanding as of the Closing Date, as shown in the Reconciliation Statement, is less than Five Hundred Thousand Dollars (US $500,000), Buyer shall promptly (and in any event not later than ten (10) Business Days following receipt by Buyer of the Reconciliation Statement) pay Sellers the amount of the difference, by wire transfer of immediately available funds to such bank account or accounts as Sellers shall in writing designate, provided that no such payment shall be required if the amount of the difference is less than Ten Thousand Dollars (U.S. $10,000). In the event Buyer disputes any item on the Reconciliation Statement, or reasonably requires additional information in order to determine the accuracy of the amounts set forth therein, Buyer shall so inform Sellers in writing not less than ten (10) Business Days following receipt of the Reconciliation Statement and shall remit any amount not in dispute. In such event, the parties shall use their commercially reasonable efforts to resolve such dispute promptly, failing which either party may apply to the Bankruptcy Court for relief. In the event Buyer does not object to the Reconciliation Statement or request additional information with respect thereto within the period specified above, the Reconciliation Statement shall be deemed to be final and binding on the parties. In the event Sellers do not furnish a Reconciliation Statement to Buyer, the estimated adjustment made at Closing shall be final and binding.

                  (c) ADJUSTMENT FOR CURE AMOUNTS. Promptly following the assumption of the final Assumed Agreement (including any Assumable Agreement subsequently designated as an Assumed Agreement pursuant to Section 2(e)(i)), Sellers shall furnish to Buyer a statement of the aggregate Cure Amounts for such agreements. In the event the aggregate amount is less then Three Million Dollars, Sellers shall refund to Buyer, as an adjustment to the Purchase Price, an amount corresponding to ten percent (10%) of such difference. In the event the aggregate Cure Amounts exceed Three Million Dollars (US $3,000,000) and Buyer has agreed, pursuant to Section 2(e)(iii), to assume Cure Amounts in excess of Three Million Dollars (US $3,000,000), Buyer shall promptly pay to Sellers, as an adjustment to the Purchase Price, the amount of such excess (less any amounts previously paid by Buyer to Sellers in respect of excess Cure Amounts).

                  (d) ALLOCATION OF PURCHASE PRICE. Immediately following the termination of the Transition Period, Buyer and Sellers shall use all commercially reasonable efforts to agree as to the allocation of the Purchase Price pursuant to Section 1060 of the Code and the rule and regulations thereunder. Buyer and Sellers agree to use such allocation in filing all required forms under Section 1060 of the Code and all other Tax Returns, and Buyer and Sellers further agree that they shall not take any position inconsistent with such allocation upon any examination of any such Tax Return, in any refund claim or in any Tax litigation. Upon the request of the other, Buyer and Sellers agree to provide the other information reasonably necessary to complete Form 8594. Not later than thirty (30) days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594. In the event of a dispute with respect to any part of the allocation of the Purchase Price, Buyer and Sellers shall attempt to reconcile their differences and any resolution by them as to any disputed allocation shall be final, binding and conclusive on the parties. If Buyer and Sellers are unable to reach a resolution on such differences within thirty (30) days after the date any such dispute arise, Buyer and Sellers shall submit the disputed allocations for determination and resolution to the Court, which shall be instructed to determine and report to the parties, upon such disputed allocations, and such report shall be final, binding and conclusive on the parties hereto with respect to the disputed allocations. The parties stipulate and agree that the amounts allocated to any of the Acquired Assets pursuant to this paragraph shall not be deemed dispositive of the value of such assets for any other purpose.

                  (e) COLLECTIONS. Prior to the Effective Time, Sellers shall be entitled to all revenue associated with the provision of services under the Customer Contracts and (subject to Section 2(e)(iv)) shall be responsible for all costs incurred in connection therewith. From and after the Effective Time, Buyer shall be entitled to all revenue associated with the Customer Contracts and shall be responsible for all costs incurred in connection therewith. The foregoing notwithstanding, (i) Buyer shall be entitled to all Accounts Receivable outstanding as of the Effective Time;
(ii) Sellers shall be entitled to collect and retain for their own account, prior to the Effective Time, Accounts Receivable for services provided by Sellers prior to the Effective Time (such collections by Sellers prior to the Closing Date to be no more zealous than in the Ordinary Course of Business), and (iii) subject to Section 3(b), Sellers shall be entitled to retain for their own account any funds collected by Sellers prior to the Effective Time in the Ordinary Course of Business, for services to be provided by Buyer after the Closing Date. Sellers shall use their commercially reasonable efforts to assist Buyer in connection with the collection of Accounts Receivable outstanding as of Closing, shall hold in trust for Buyer any amounts received by Sellers after 5:00 p.m. on the Closing Date that are due to Buyer hereunder and shall promptly remit any such amounts to Buyer. Should Sellers fail to remit to Buyer any funds collected by Sellers and owed to Buyer pursuant to this Section 3(e), the parties shall cause the Escrow Agent to remit to Buyer the amount of any funds so due to Buyer hereunder. Further, each party shall have the right to inspect the Books and Records of the other party to verify to compliance with the terms and provisions of this
Section 3(e).

         4.       CLOSING; CLOSING DOCUMENTS.

                  (a) CLOSING. The closing ("CLOSING") of the transactions contemplated hereby shall take place as soon as practicable following the date of entry by the Court of the Sale Order in the Bankruptcy Case (provided that the Sale Order is not subject to any stay) (such date, the "CLOSING DATE"), at the offices of Swidler Berlin Shereff Friedman, LLP, 3000 K Street, NW, Washington, DC 20007 (or such other place as may be mutually agreeable to the parties). Closing shall be effective as of 12:01 a.m. on the Business Day immediately following the Closing Date (the "EFFECTIVE TIME").

                  (b) PAYMENT OF PURCHASE PRICE. At the Closing, Buyer shall deliver, or cause to be delivered:

                  (i) to PSINet by wire transfer in immediately available funds to an account designated in writing by PSINet to Buyer at least one (1) Business Day prior to the Closing, the estimated Purchase Price (determined in accordance with Section 3(b)) MINUS the Escrow Deposit, and

                  (ii) an escrow deposit of US $350,000.00 (the "ESCROW DEPOSIT") into the care of Swidler Berlin Shereff Friedman, LLP, as escrow agent (the "ESCROW AGENT"), pursuant to the terms and conditions of this Section 4(b) and of an escrow agreement in the form attached hereto as EXHIBIT B (the "ESCROW Agreement") to be executed by Buyer, Seller and the Escrow Agent. Upon termination of the Transition Period the balance of the Escrow Deposit and interest accrued thereon (the "ESCROW AMOUNT") shall be released to Sellers at the end of the Transition Period, PROVIDED THAT, in the event Buyer has asserted a good faith claim to any portion of the Escrow Fund and such claim is unresolved at the end of the Transition Period, the disputed amount (but only such amount) shall be retained by the Escrow Agent until the resolution of such dispute.

                  (c) DELIVERIES BY SELLERS. Subject to the fulfillment or waiver of the conditions set forth in Section 11(b), at Closing, Sellers shall deliver, or cause to be delivered, to Buyer the following (the "SELLERS' CLOSING DOCUMENTS"):

                  (i) One or more duly executed Bill(s) of Sale for the assets to be conveyed to Buyer;

                  (ii) Duly executed counterpart(s) of one or more Assumption Agreement(s) for Assumed Agreements to be assigned and assumed by Buyer on the Closing Date;

                  (iii)    A certified copy of the Sale Order;

                  (iv) Title certificates for all vehicles owned by Sellers and conveyed to Buyer hereunder;

                  (v) The most recent monthly operating statement aggregating the cost centers and other information for Project Phoenix;

                  (vi) Such other endorsements, assignments and instruments as are contemplated by this Agreement or as are reasonably deemed necessary by Buyer or Buyer's legal counsel to consummate the sale transactions (as contemplated in the Sale Order), duly executed by the applicable Sellers, as appropriate; and

                  (vii) Duly executed Non-Competition Agreements from each Seller listed on SCHEDULE L, SCHEDULE OF NON-COMPETING SELLERS.

                  (d) DELIVERIES BY BUYER. Subject to the fulfillment or waiver of the conditions set forth in Section 11(a), at Closing, Buyer shall deliver to Sellers the following (the "BUYER'S CLOSING DOCUMENTS"):

                  (i) Duly executed counterpart(s) to one or more Assumption Agreement(s) for Assumed Agreements to be assigned to and assumed by Buyer on the Closing Date; and

                  (ii) Such other endorsements, assignments and instruments as are contemplated by this Agreement or as are reasonably deemed necessary by Sellers or

          Sellers' legal counsel to consummate the sale transactions (as contemplated in the Sale Order), duly executed by Buyer, as appropriate; and

         5.       REPRESENTATIONS AND WARRANTIES OF SELLERS.

         Subject in each case to the applicable provisions of the Bankruptcy Code, Sellers represent and warrant to Buyer that the statements contained in this Section 5 are true, correct and complete as of the Execution Date and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Execution Date throughout this
Section 5 except to the extent that any such representation and warranty speaks as of a particular date), except as set forth in the disclosure schedules accompanying this Agreement (the "DISCLOSURE SCHEDULES"). The Disclosure Schedules shall be arranged in accordance with and correspond to the lettered and numbered paragraphs contained in this Section 5.

                  (a) ORGANIZATION, QUALIFICATION AND AUTHORITY. Except as set forth on SCHEDULE 5(c), each of Sellers is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Sellers have full corporate or other entity power and authority (i) to own or lease and to operate their properties and assets (including the Acquired Assets) and to carry on the Business as it is now being conducted and (ii) to enter into this Agreement and each of the other Transaction Documents to be entered into by Sellers and in the event the Sale Order is entered by the Court, to carry out their obligations hereunder and thereunder. The execution, delivery and performance by Sellers of this Agreement and each other Transaction Document to be entered into by Sellers, and the consummation by Sellers of the transactions contemplated hereby and thereby, have been approved by all necessary corporate or other entity action on the part of Sellers. This Agreement and each of the Transaction Documents to which it is a party shall have been duly executed and delivered by Sellers and in the event the Sale Order is entered by the Court, shall constitute the legal, valid and binding agreement of Sellers, enforceable against each of Sellers in accordance with their terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

                  (b) NO APPROVALS; CONFLICT. Except for (and subject to obtaining) the approval of the Court and any other approvals of Governmental Authorities identified in SCHEDULE 5(b), and except for (and subject to obtaining) any consents required in connection with the assignment to Buyer of the Assumed Agreements (which consents are identified in SCHEDULE 5(b)), the execution, delivery and performance by Sellers of this Agreement and the Transaction Documents, the fulfillment of and compliance with the respective terms and provisions hereof and thereof by Sellers, and the consummation of the transactions contemplated hereby and thereby by Sellers do not and will not (i) require any consent, authorization or approval of or any filing or registration with any Governmental Authority or other Person; (ii) result in a breach of any material obligation; (iii) constitute a default or an event creating rights of acceleration, termination or cancellation or a loss of material rights; or (iv) result in the creation or imposition of any Lien upon any of the Acquired Assets, in each case under any provision of (A) the certificates of incorporation or by-laws of any of Sellers; or (B) any material contract, lease or agreement to which any of Sellers is a party and except where such breach, default or failure to obtain such consent, would not, individually or in the aggregate have a Material Adverse Effect.

                  (c) LITIGATION. Except as set forth on SCHEDULE 5(c) and except for the Bankruptcy Case, to the Knowledge of Sellers, as of the date hereof there is no litigation, action, lawsuit, Claim, audit, review, examination, inquiry, proceeding or investigation pending or, to the Knowledge of Sellers, threatened against Sellers which individually or in the aggregate would have a Material Adverse Effect: (i) that relates to any of the Acquired Assets or the Business, (ii) in which any of Sellers is the plaintiff or claimant, which in any such case, is material to any of the Acquired Assets or the Business; or (iii) that questions the legality or propriety of the transactions contemplated by this Agreement or any of the other Transaction Documents. Except as set forth in SCHEDULE 5(c), to the Knowledge of Sellers, as of the date hereof there is no outstanding order, writ, injunction, or decree of any Governmental Authority against or affecting any of the Acquired Assets or the Business that individually or in the aggregate would have a Material Adverse Effect.

                  (d) FINANCIAL STATEMENTS. Sellers have made available to Buyer the Financial Statements. Except as noted below, the Financial Statements (including applicable notes thereto) (i) were derived from PSINet Inc.'s consolidated historical records; and (ii) have been prepared in accordance with GAAP, applied on a consistent basis throughout the period covered thereby. The unaudited monthly operating reports filed with the U.S. Bankruptcy Court for the Sellers for the months of June, July, August, September, October, November and December 2001 and the monthly operating statement aggregating the cost centers and other information for Project Phoenix for the twelve months ended December 31, 2001 and the month ending January 31, 2002, have not been prepared in accordance with GAAP because Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121") has not been applied. Sellers expect that, upon application of SFAS 121, the carrying amount of its long-lived assets will be written down by a material amount; however, at this time it is not possible to determine such amount. In the opinion of Sellers, all other accounting principles applicable to the financial statements and all adjustments necessary for a fair presentation of such information have been made consistently applied throughout the periods discussed above.

                  (e) TITLE TO ACQUIRED ASSETS. At the Closing Buyer shall obtain good and marketable title to, or a valid license or leasehold interest in, all of the Acquired Assets, free and clear of all Liens (other than Permitted Encumbrances).

                  (f) SCHEDULES. SCHEDULE A, SCHEDULE OF ASSUMABLE AGREEMENTS, SCHEDULE B, SCHEDULE OF ASSUMED AGREEMENTS and SCHEDULE C,
SCHEDULE OF REJECTED AGREEMENTS, collectively list all of the agreements of Sellers (other than Customer Contracts) that relate principally to the Business, except for such omissions as are not, individually or in the aggregate, material in nature or value to the Business and to the Buyer or the Acquired Assets. Except as set forth on SCHEDULE 5(f), Sellers have not assigned, transferred, pledged or otherwise conveyed their rights under any of such agreements. Except as set forth on SCHEDULE 5(f), no Seller is delinquent with respect to any post-petition payments due under any Assumable Agreement or any Assumed Agreement, except for such delinquencies as are not, individually or in the aggregate, material.

                  (g) BROKERS' FEES. Neither Sellers nor any of their Subsidiaries have any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated. The payment of any such fees or commissions shall be the sole and exclusive responsibility of Sellers. Buyer shall not be liable to any broker or agent retained by any of Sellers in any way and Sellers shall jointly and severally indemnify and hold Buyer harmless from any attempts by such brokers or agents to collect any such fees or commissions from Buyer, notwithstanding any limitation of liability set forth elsewhere in this Agreement.

                  (h)      INTELLECTUAL PROPERTY. Except as set forth in
SCHEDULE 5(h), Sellers own or are licensed to use the Intellectual Property used in connection with the Business. To the Knowledge of Sellers, as of the date hereof, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of Sellers or their Subsidiaries.

                  (i) LEGAL COMPLIANCE. To the Knowledge of Sellers, Sellers are in compliance with all applicable laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), except where such non compliance would not, individually or in the aggregate have a Material Adverse Effect.

                  (j) CUSTOMERS. SCHEDULE 5(j) lists the Customers. Said list is complete and correct (except for such errors or omissions as are not individually or in the aggregate material) as of the date that is five (5) Business Days prior to the Execution Date.

                  (k) DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Section 5, Sellers make no representation or warranty, express or implied, at law or in equity, in respect of any of their assets (including, without limitation, the Acquired Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, adequacy or sufficiency of the Acquired Assets to undertake the Business, and any such other representations or warranties are hereby expressly disclaimed. Buyer hereby acknowledges and agrees that Buyer is purchasing the Acquired Assets on an "as-is, where-is" basis. Without limiting the generality of the foregoing, Sellers make no representation or warranty regarding any assets other than the Acquired Assets, and none shall be implied at law or in equity.

         6.       REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer hereby represents and warrants to each of Sellers that the statements contained in this Section 6 are true, correct and complete as of the Execution Date and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Execution Date throughout this Section 6).

                  (a) ORGANIZATION, QUALIFICATION AND AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to enter into this Agreement and each of the other Transaction Documents to be entered into by Buyer and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and of each other Transaction Document to be entered into by Buyer, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been approved by all necessary corporate action on the part of Buyer. This Agreement and each of the Transaction Documents shall have been duly executed and delivered by Buyer and shall constitute the legal, valid and binding agreement of Buyer, enforceable against it in accordance with their terms except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

                  (b) NO APPROVALS; CONFLICT. Except for the approval of the Court, the execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents, the fulfillment of and compliance with the respective terms and provisions hereof and thereof by Buyer and the consummation of the transactions contemplated hereby and thereby by Buyer do not and will not
(i) require any consent, authorization or approval of or any filing or registration with any Governmental Authority or other Person; (ii) result in a breach of any material obligation; or (iii) as of the Closing Date, constitute a default or an event creating rights of acceleration, termination or cancellation or a loss of material rights, in each case under any provision of (A) the certificates of incorporation or by-laws of Buyer; or (B) any material contract, lease or agreement to which Buyer is a party.

                  (c) LITIGATION. There is no litigation, action, lawsuit, Claim, audit, review, examination, inquiry, proceeding or investigation involving Buyer pending or, to Buyer's knowledge, threatened which questions the legality or propriety of the transactions contemplated by this Agreement or any of the other Transaction Documents.

                  (d) BROKERS' FEES. Buyer has no Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or for which Sellers could become liable or obligated. The payment of any such fees or commissions shall be the sole and exclusive responsibility of Buyer. Sellers shall not be liable to any broker or agent retained by Buyer in any way and Buyer shall indemnify and hold Sellers harmless from any attempts by such brokers or agents to collect any such fees or commissions from Sellers.

                  (e) FINANCIAL CAPABILITY. The Buyer has the financial resources and capabilities necessary to consummate the transactions contemplated hereby, by the Transaction Documents and under the Assumed Agreements, and perform its obligations hereunder and thereunder, including payment in full of the Purchase Price and amounts due under the Assumed Agreements and the return of the Disputed Equipment and the Excluded Phoenix Equipment.

         7.       EMPLOYEES.

                  (a) EVALUATION OF EMPLOYEES. As soon as reasonably practical after the Execution Date, Sellers shall provide to Buyer a list setting forth the name, title and base salary of each Employee. Commencing with the approval of the Sale Procedures Order and until the end of the Transition Period, Buyer may evaluate Employees for purposes of identifying those Employees to whom Buyer would like to make an offer of employment and Buyer may at any time, at its sole discretion, offer (contingent upon the Closing) employment to any Employee (Employees who accept such offers of employment from Buyer are referred to herein as "TRANSFERRED EMPLOYEES"). Such employment by Buyer shall be based on terms and conditions acceptable to both Buyer and the Transferred Employees, and the Transferred Employees shall, on the date of employment by Buyer, be eligible to participate in the benefit plans available to employees of Buyer generally. For avoidance of doubt, the parties hereto stipulate that Sellers shall not be required to compel or instruct any Employee to be interviewed by Buyer, nor shall Seller be required to disclose to Buyer any information contained in any personnel files, unless the Employee specifically consents in writing to such disclosure.

                  (b) IDENTIFICATION OF EMPLOYEES. To the extent Buyer has, prior to the entry of the Sale Order, identified Employees to whom it is considering making an offer of employment, Buyer shall provide to Sellers prior to the entry of the Sale Order the names of such Employees and the general terms of such proposed offers. After the entry of the Sale Order until the end of the Transition Period, Buyer shall notify Sellers as soon as commercially practicable of (i) the decision by Buyer to offer employment to any other Employees and the identities of such Employees, and (ii) the decision by Buyer to opt not to offer employment to any Employees previously identified.

                  (c) OBLIGATIONS OF SELLERS. Nothing contained in this Agreement shall obligate Buyer to employ any persons who are or who have been Employees. Each Seller shall retain the sole responsibility for all matters relating to the maintenance of personnel and payroll records with respect to its Employees, the withholding and payment of federal, state and local income and payroll taxes, the payment of workers' compensation and unemployment compensation insurance, salaries, wages and pension, welfare and other fringe benefits, including any severance and/or pay-out of accrued vacation pay that may be triggered as a result of any termination of employment (including all severance and vacation pay Liabilities incurred on or prior to the Closing Date) and the conduct of all other matters relating to labor relations. Each of Sellers shall retain Liability for compliance with all applicable labor and employment Laws relating to its Employees, and each Seller shall indemnify Buyer (and its successors, assigns, officers, directors and employees), without regard to the indemnification limitation set forth in Section 13(b), for any Liability or legal or other expenses that Buyer incurs from any legal action alleging noncompliance with such Laws by Seller. Sellers shall retain the Liability for any workers' compensation or similar workers' protection Claims with respect to any such Employee, whether incurred prior to, on or after the Closing Date.

         8.       WARN ACT.

         Sellers shall be solely responsible for issuing any required WARN Act notice with respect to any Employee and may issue such notices at any time and at their absolute discretion to any Employee, regardless of whether such Employee has been identified to Sellers pursuant to Section 7(b) for possible employment by Buyer. Sellers shall provide copies or summaries of such WARN Act notices to Buyer promptly after issuance.

         9.       COVENANTS.

                  (a) GENERAL. Subject to Section 10 and the procedures set forth in the Sale Procedures Order, each of the Parties shall use its commercially reasonable efforts to take all actions and do all things reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the closing conditions set forth in Section 11, below.

                  (b)      OPERATION OF BUSINESS.

                  (i) Except as otherwise contemplated by this Agreement or the Project Phoenix business plan, and except as required by the Court, during the period commencing on the Execution Date and ending at the end of the Transition Period, Sellers shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, except that subject to Section 10 and the other provisions of this Agreement, Sellers may take actions to sell their assets other than the Acquired Assets or to assign their Liabilities other than Assumed Liabilities. Sellers shall (A) operate the Business in the Ordinary Course of Business; (B) other than as expressly contemplated by this Agreement or otherwise permitted in writing by Buyer, preserve the Business; (C) endeavor to preserve the goodwill and relationships with customers, suppliers and others having business dealings with the Business, in each case, taking into account each of Sellers' status as debtors under Chapter 11 of the Bankruptcy Code; and (D) subject to the treatment of Cure Amounts pursuant to
          Section 2(e)(iii) pay, on a current basis, any Liabilities pursuant to any agreements that are not Rejected Agreements.

                  (ii) Prior to Closing, without the prior written consent of Buyer, none of Sellers shall (A) terminate, extend or otherwise amend any licenses with the FCC; (B) other than Permitted Encumbrances, create, incur, assume or suffer to exist any Lien upon the Acquired Assets; (C) cause to increase or accelerate any of the Assumed Liabilities; or (D) sell, lease (as lessor), transfer or otherwise dispose of, any of the Acquired Assets, in each case, other than in the Ordinary Course of Business.

                  (c) REASONABLE ACCESS. Until the end of the Transition Period, Sellers shall use their commercially reasonable efforts to permit representatives of Buyer to have access, at all reasonable times and in a manner so as not to interfere with the normal business operations of Sellers, to all premises, properties, Books and Records, contracts, and documents of or pertaining to Sellers related to the Business, the Acquired Assets and the Assumed Liabilities. Buyer's representatives shall likewise have access to personnel of Sellers, but in accordance with guidelines to be agreed between the parties, and provided that Sellers shall have the right to designate one or more representatives to participate in any meetings (but not job interviews) between Buyer's representatives and Sellers' personnel.

                  (d) NOTICE OF DEVELOPMENTS. At any time prior to Closing, Sellers shall provide Buyer prompt notice of (i) material developments relating to the Business or the Acquired Assets, including any development causing a material breach of any of their representations and warranties hereunder; (ii) the occurrence, or failure to occur, of any event which occurrence or failure to occur would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date; (iii) any material failure on any of their parts to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and (iv) the occurrence, to the knowledge of Sellers, of (A) any litigation or administrative proceeding pending or threatened against any of Sellers which could, if adversely determined, have a Material Adverse Effect and (B) any material damage or destruction of any of the Acquired Assets. In addition, Sellers shall, prior to Closing, supplement the Disclosure Schedules hereto with respect to any matter coming to the Knowledge of Sellers that, if existing or known as of the date hereof, would have been required to have been set forth or described in the Disclosure Schedules. Any such supplemental disclosure shall not be deemed to cure any breach of any representation or warranty made herein as of the date hereof, nor shall it be deemed to have been disclosed to Buyer as of the date hereof for the purposes of determining whether or not Buyer has any further obligation to consummate the transactions contemplated hereby PROVIDED, HOWEVER, that the decision of either party thereafter to consummate the transactions contemplated hereby shall be deemed a waiver of such misrepresentation, to the extent of the facts disclosed in such written notice.

                  (e) POST-CLOSING ACCESS TO RECORDS. For a period of three (3) years after the Closing Date, each party and its representatives shall have reasonable access to all Books and Records relating to the Business or the Acquired Assets, including, without limitation, all information pertaining to the Assumed Agreements, all Transferred Employee records or other personnel and medical records required by law, legal process or subpoena, in the possession of the other party to the extent that such access may reasonably be required by such party in connection with the Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Business and the Acquired Assets. Such access shall be afforded by the party in possession of such Books and Records upon receipt of reasonable advance notice and during normal business hours; PROVIDED, HOWEVER, that (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of any party or its Affiliates, (ii) no party shall be required to take any action which would constitute a waiver of the attorney-client privilege, and
(iii) no party need supply the other party with any information which such party is under a legal obligation not to supply. The party exercising this right of access shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 9(e). If the party in possession of such Books and Records shall desire to dispose of any such Books and Records upon or prior to the expiration of such period, such party shall, prior to such disposition, give the other party a reasonable opportunity at such other party's expense, to segregate and remove such Books and Records as such other party may select.

                  (f)      FURTHER ACTIONS.

                  (i) Sellers and Buyer agree to use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

                  (ii) Sellers and Buyer will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by any of them pursuant to applicable Law in connection with this Agreement and the Transaction Documents, the sale and transfer of the Acquired Assets pursuant to this Agreement and the consummation of the other transactions contemplated thereby.

                  (iii) Sellers and Buyer, as promptly as practicable, will use all commercially reasonable efforts to obtain, or cause to be obtained, all material consents (including consents to assignment of Governmental Permits and any consents required under any Sellers' Agreement) necessary to be obtained by any of them in order to consummate the sale and transfer of the Acquired Assets pursuant to this Agreement.

                  (iv) Sellers and Buyer will, and will cause each of their Affiliates to, coordinate and cooperate with each of the other parties in exchanging such information and supplying such assistance as may be reasonably requested by Sellers or Buyer in connection with the filings and other actions contemplated by this Section 9(f).

                  (v) At all times prior to the Closing, each party shall promptly notify the other in writing of any fact, condition, event or occurrence that will or may likely result in the failure of any of the conditions contained in Section 10 to be satisfied, promptly upon becoming aware of the same.

                  (g) PAYMENT OF CURE AMOUNTS. Sellers shall pay any Cure Amounts and cure any defaults under the Assumed Agreements prior to the Closing Date.

                  (h) NON-COMPETITION AGREEMENT. Each of Sellers listed on SCHEDULE L, SCHEDULE OF NON-COMPETING SELLERS shall enter into a Non-Competition Agreement with Buyer substantially in the form attached hereto as EXHIBIT C for all areas within the United States.

                  (i) TRANSITION SERVICES. Sellers and Buyer shall perform the services specified in SCHEDULE K, SCHEDULE OF TRANSITION SERVICES.

                  (j) SEC REPORTING. Sellers shall use commercially reasonable efforts, during the Transition Period, to assist Buyer and Cogent to compile any financial statements of Sellers or the Business that Buyer or Cogent, in the opinion of their advisers, are required to file with the U.S. Securities and Exchange Commission ("SEC"), PROVIDED THAT (i) Buyer and Cogent shall use their commercially reasonable efforts to secure, as promptly as practicable following Closing, a determination from the SEC that the filing of audited accounts is not required or, if a filing is required, limiting to the maximum extent possible the scope and extent of such filing requirement, (ii) Sellers shall, as promptly as practicable following Closing, identify and make available to Buyer and Cogent any source documents, compilations, reports and statements in their possession that Cogent may reasonably require for purposes of compiling accounts, but Sellers shall not be required to generate or compile any financial report or statement not generated or compiled by them in the ordinary course, (iii) Sellers hereby expressly disclaim any representation or warranty that the source documents and other records in their possession are adequate for the compilation of auditable accounts, (iv) the parties acknowledge that Sellers shall have no responsibility to Buyer or Cogent in the event that the compilation of auditable accounts is not possible notwithstanding Sellers' commercially reasonable efforts in accordance with this paragraph, (v) no director, officer or employee of any Seller shall be required to sign any statement or make any representation with respect to any accounts if he or she believes, in his or her absolute discretion, taking into account their interpretation of any legal, ethical or professional rules and standards, that he or she cannot do so, and
(vi) Sellers shall not be required to retain or hire any employee or incur any other expense solely or principally for purposes of fulfilling their obligations under this paragraph. In the event that Buyer and Cogent are unable to obtain a determination from the SEC that the filing of accounts is not required, Sellers shall upon request reimburse Buyer for fifty percent (50%) of the documented external audit fees incurred by Buyer and Cogent in connection with the auditing of any accounts compiled pursuant to this paragraph, up to a maximum reimbursement of One Hundred Thousand Dollars (US $100,000).

                  (k) COVENANTS, REPRESENTATIONS AND WARRANTIES OF COGENT. Cogent shall (i) contribute to Buyer, from time to time, such amounts as Buyer may require in order to perform its obligations under this Agreement, the Transaction Documents and the Assumed Agreements, and (ii) cause Buyer, solely in its capacity as a stockholder thereof, to perform timely and fully its obligations hereunder and thereunder, including without limitation the return of the Excluded Phoenix Equipment and Disputed Equipment pursuant to Section 9(l). Cogent shall be responsible for the timely return by Buyer of the Excluded Phoenix Equipment and the Disputed Equipment. The covenants set forth in this
Section 9(k) shall survive until the later of (x) the date upon which all obligations of Buyer hereunder have been fully performed, and (y) such date as Sellers no longer have any actual or contingent liability under any Assumed Agreements. Cogent represents and warrants to each of the Sellers that: (i) Cogent has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution, delivery and performance by Cogent of this Agreement and the consummation by Cogent of the transactions contemplated hereby, have been approved by all necessary corporate action on the part of Cogent, (iii) this Agreement shall have been duly executed and delivered by Cogent and shall constitute the legal, valid and binding agreement of Cogent, enforceable against it in accordance with its terms except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity, (iv) the delivery and performance by Cogent of this Agreement, the fulfillment of and compliance with the respective terms and provisions hereof by Cogent and the consummation of the transactions contemplated hereby by Cogent do not and will not (A) require any consent, authorization or approval of or any filing or registration with any Governmental Authority or other Person; (B) result in a breach of any material obligation; or (C) constitute a default or an event creating rights of acceleration, termination or cancellation or a loss of material rights, in each case under any provision of (aa) the certificates of incorporation or by-laws of Cogent; or (bb) any material contract, lease or agreement to which Cogent is a party.

                  (l) RIGHT TO USE EXCLUDED EQUIPMENT AND DISPUTED EQUIPMENT; RETURN. In consideration of the sum of Ten Dollars (US $10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers hereby lease to Buyer, for the Transition Period, the Excluded Phoenix Equipment and the Disputed Equipment. Following expiration of the Transition Period Buyer shall further have an exclusive right to use any item of equipment listed on the SCHEDULE E, SCHEDULE OF DISPUTED EQUIPMENT until the date upon which the Court approves an order determining whether Sellers own such item of equipment free any clear of Lien. The foregoing notwithstanding, in the event the Court

(prior to or following Closing) approves an order for the provision of adequate protection with respect to any item of Disputed Equipment, Buyer shall within three (3) Business Days after receiving notice from Sellers, elect (such election to take effect on the date that is the later of (aa) sixty (60) days following the date of such order or (bb) the day following expiration of the Transition Period), either (xx) to assume all adequate protection obligations as of such date, or (yy) decommission and return such items of equipment in accordance with the following sentence. At or prior to the expiration of the Transition Period (or with respect to the Disputed Equipment such later date as may apply pursuant to this paragraph), Buyer shall decommission the Excluded Phoenix Equipment and Disputed Equipment and tag and return the same or any PSINet equipment that may be substituted for the Excluded Equipment, in as good condition as at the date of possession, ordinary wear and tear excepted, to Sellers at Sellers' warehouse in Delaware. Sellers shall use their commercially reasonable efforts to remove any Excluded Non-Phoenix Equipment from any facilities to be acquired by Buyer hereunder prior to the Closing Date, provided that if any Excluded Non-Phoenix Equipment is not removed from such facilities prior to Closing, Buyer shall afford Sellers reasonable access to such facilities subsequent to Closing for such purposes.

         10.      BANKRUPTCY COURT APPROVAL

                  (a) As soon as practicable, but in any event within three (3) Business Days after the Execution Date, Sellers shall file and serve a motion (the "MOTION") pursuant to Bankruptcy Code Sections 105, 363, 365 and 1146, as applicable, in a form reasonably approved by counsel for Buyer:

                  (i) seeking entry of an order, on an expedited basis, substantially in the form attached hereto as EXHIBIT D (the "SALE PROCEDURES ORDER"), among other things (A) approving the payment of
          (aa) a break-up fee of Three Hundred Thousand Dollars (US $300,000) (the "BREAK-UP FEE") (which amount shall be deemed inclusive of Buyer's expenses), (bb) the Fee under the Due Diligence Agreement and
          (cc) the amount of any maintenance costs with respect to Assumable Agreements and Transition Rejected Agreements actually paid by Buyer pursuant to Section 2(e)(iv) of this Agreement (the "MAINTENANCE FEE"), as administrative priority claims under Bankruptcy Code Sections 503(b) and 507(a); (B) approving the procedures for the sale of the Acquired Assets, including the requirement of an overbid amount of US $3,900,000.00 over the Purchase Price for bidders other than Buyer (the "INITIAL OVERBID AMOUNT REQUIREMENT"), an incremental bid amount of US $100,000.00 (the "INCREMENTAL BID AMOUNT"), provided that for the limited purpose of determining the value of any incremental bid submitted by Buyer, Sellers shall credit the amount of the Fee, the Break-Up Fee and the Maintenance Fee towards the satisfaction of this requirement; (C) setting dates for the auction sale of the Acquired Assets no later than March 25, 2002 (the "AUCTION"), and the hearing on the sale of the Acquired Assets no later than March 27, 2002; (D) providing that for any Person other than Buyer to be considered a qualifying bidder ("QUALIFYING BIDDER"), such Person shall provide sufficient evidence to Sellers of its financial ability to consummate a closing of the transactions contemplated hereby and such Person's bid shall (1) at a minimum, meet the Initial Overbid Amount Requirement, (2) provide, as determined by the Debtor in consultation with its advisors and the Official Committee of Unsecured Creditors, as good as or better terms as contained in this Agreement,
          (3) be accompanied by a good faith deposit of One Million and No/100 United States Dollars (US $1,000,000.00) in cash or certified or cashier's check payable to Sellers, and (4) be in the form of this Agreement with any proposed changes to be redlined; and (E) providing that if Buyer is not the successful bidder at the Auction and Sellers fail to consummate a closing with a Qualifying Bidder thereafter, Sellers shall give Buyer written notice ten (10) Business Days prior to decommissioning the Business or any material portion of Sellers' network in order to allow Buyer and Sellers to negotiate a purchase price and consummate a closing of the sale of the Acquired Assets and the Business.

                  (ii) seeking entry of an order substantially in the form attached hereto as EXHIBIT E (the "SALE ORDER"), which, among other things, (A) authorizes Seller to sell, transfer and assign the Acquired Assets to Buyer pursuant to this Agreement and Bankruptcy Code Sections 105, 363, 365 and 1146, as applicable, free and clear of all Liens and Claims, except for Permitted Encumbrances (B) determines that Buyer is a good faith purchaser under Section 363(m) of the Bankruptcy Code and that Buyer has acted in good faith, is a bona fide purchaser for value, the Purchase Price is fair and reasonable; (C) provides that the Assumed Agreements are assigned to Buyer pursuant to 11 U.S.C. Section 365, that Buyer assumes no Liabilities for Claims or Cure Amounts under the Assumed Agreements except as specifically provided herein and that all Assumed Agreements are enforceable against the nondebtor parties; (D) provides that Assumable Agreements designated Assumed Agreements during the Transition Period shall be assumed and assigned by Sellers to Buyer under 11 U.S.C. ss. 365, that Buyer assumes no Liabilities for Claims or Cure Amounts under the Assumed Agreements except as specifically provided herein, and that all such Assumed Agreements are enforceable against the nondebtor parties; (E) provides that Sellers assume any obligation to cure prior to the entry of the Sale Order the Assumed Agreements listed on the SCHEDULE OF ASSUMED AGREEMENTS as of the date of the entry of the Sale Order; (F) provides that Section 1146(c) applies to the sale; (G) provides that Buyer is not a successor in interest to Sellers or Sellers' business, and (H) provides that the ten (10) day periods provided for in Federal Rules of Bankruptcy Procedure 6004(g) and 6006(d) are waived.

                  (b) Sellers confirm that their negotiation of this Agreement with Buyer is critical to their obtaining the highest and best price for their assets, and that without Buyer's commitment of substantial time and expense to the process, Sellers would have to employ a less orderly process for the sale of their assets and therefore risk attracting lower prices. Sellers further confirm that the payment of the Fee pursuant to the Due Diligence Agreement was critical to their maintaining the Business operational so that any sale of their assets would be feasible. Sellers acknowledge that Buyer would not have invested the time and incurred the expense of negotiating and documenting the transaction if it were not entitled to the Break-Up Fee and reimbursement of the Fee pursuant to the Due Diligence Agreement.

                  (c) Sellers shall seek to obtain hearings on the Motion promptly upon the expiration of the applicable notice periods, and shall take all reasonably necessary actions in connection therewith. Sellers shall provide due and sufficient notice of the hearing to be held in the Court regarding the Motions to: (i) each person or entity that has filed a notice of appearance, or that has otherwise filed a written request to receive copies of pleadings, in the Bankruptcy Case, (ii) the SEC, (iii) the Internal Revenue Service, (iv) the Office of the United States Trustee, (v) the taxing authorities of each state where Acquired Assets are located and any appropriate political subdivisions of any thereof, (vi) counsel to the Official Committee of Unsecured Creditors in the Bankruptcy Case, (vii) Buyer and its counsel, (viii) the employment agencies of each state where any Employees are employed, (ix) each party (other than Sellers) to each Assumed Agreement, (x) each person or entity that has asserted a Lien on, or in, any of the Acquired Assets, and (xi) Buyer and any other person or entity that Buyer reasonably requests in writing be served.

                  (d)      If an Auction is conducted pursuant to this
Section 10, Buyer shall furnish to Sellers on the date and prior to the commencement of the Auction, a certificate (a "MATERIAL ADVERSE EFFECT CERTIFICATE") stating (A) whether, as of the close of business on the day immediately preceding the day of the Auction, a Material Adverse Effect has, to Buyer's knowledge, occurred, including, if applicable, a description of the events or circumstances that Buyer alleges constitute or give rise to such Material Adverse Effect, and (B) if Buyer alleges a Material Adverse Effect has occurred, whether Buyer nonetheless irrevocably agrees to waive any right arising under this Agreement arising out of or related to such Material Adverse Effect or the events or circumstances constituting or giving rise thereto, including, without limitation, any remedy for breach of warranty or breach of covenant, except to the extent provided in Section 12(a) (a "MATERIAL ADVERSE EFFECT Waiver"). If no Auction is conducted pursuant to Section 10, Buyer shall furnish to Sellers, on the date of and prior to the commencement of the sale hearing, a Material Adverse Effect Certificate as of close of business on the day immediately preceding the date of the sale hearing conforming to the requirements set forth in the preceding sentence. In the event any Material Adverse Effect Certificate furnished hereunder contains a statement by Buyer that it believes a Material Adverse Effect to have occurred, and such Material Adverse Effect Certificate does not also contain a Material Adverse Effect Waiver, Sellers may, but shall not be required to, treat such statement as a purported election by Buyer to terminate the Agreement (without prejudice to any remedies Sellers may have hereunder for wrongful termination). In the event the Material Adverse Effect Certificate states that, to Buyer's knowledge, no Material Adverse Effect has occurred as of the applicable date, Buyer shall thereafter be estopped from asserting any Material Adverse Effect of which it had knowledge as of such date. The Material Adverse Effect Certificate shall in no way hinder Buyer's right to recognize a Material Adverse Effect or Material Adverse Change that occurs after the date of the Material Adverse Effect Certificate.

         11.      CONDITIONS TO CLOSING.

                  (a) CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to pay the Purchase Price and consummate the transactions to be performed by it in connection with Closing is subject to satisfaction, or waiver by Buyer at its sole discretion, of the following conditions:

                  (i) The representations and warranties of Sellers set forth in Section 5 above shall be true and correct in all material respects at and as of the date of Closing Date, except to the extent that any such representation and warranty speaks as of a particular date;

                  (ii) Sellers shall have performed and complied with all of their covenants hereunder in all material respects through Closing;

                  (iii) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement through Closing;

                  (iv) Sellers shall have delivered to Buyer all of Sellers' Closing Documents, duly executed by Sellers as applicable on or before the Closing Date;

                  (v) All material actions, consents or approvals required to be obtained in connection with the consummation of the transactions contemplated by this Agreement or by the Transaction Documents as set forth on SCHEDULE 5(b) (other than the approval of the FCC or any state public utility commission for the transfer of any Governmental Permit), shall have been obtained (copies of which shall have been delivered to Buyer) and be in full force and effect; and

                  (vi) There shall have been no Material Adverse Change or Material Adverse Effect since Buyer's issuance of the Material Adverse Effect Certificate.

                  (b) CONDITIONS TO OBLIGATION OF SELLERS. The obligation of Sellers to consummate the transactions to be performed by it in connection with Closing is subject to satisfaction of the following conditions:

                  (i) The representations and warranties of Buyer and Cogent set forth in Sections 6 and 9(k) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through Closing;

                  (iii) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (iv) Buyer shall have delivered to Sellers all of Buyer's Closing Documents, duly executed by Buyer as applicable; and

                  (v) All actions, consents or approvals required to be obtained from Governmental Authorities in connection with the consummation of the transactions contemplated by this Agreement or by the Transaction Documents shall have been obtained (copies of which shall have been delivered to Sellers) and be in full force and effect, including the Sale Order from the Court (PROVIDED THAT the Sale Order states that it shall not be subject to any stay).

         12.      TERMINATION.

                  (a) TERMINATION EVENTS. The parties may terminate this Agreement at any time before Closing as follows:

                  (i)      by mutual written agreement of the parties hereto;

                  (ii) by Buyer, upon written notice to Sellers, if (A) the SALE PROCEDURES ORDER has not been entered by March 25, 2002; (B) the auction pursuant to the SALE PROCEDURES ORDER has not occurred by April 15, 2002 (C) the Sale Order has not been entered by April 22, 2002; and (D) any other condition set forth in Section 11 has become incapable of fulfillment or has not been satisfied on or before May 7, 2002;

                  (iii) automatically, upon the sale of the Acquired Assets to a purchaser other than Buyer pursuant to Section 10;

                  (iv) by Buyer, upon written notice to Sellers, in the event of any material breach by Sellers of any of Sellers' agreements, representations or warranties contained herein, if such breach is not cured within five (5) Business Days after receipt of such notice;

                  (v) by Sellers, upon written notice to Buyer, in the event of any material breach by Buyer of any of its agreements, representations or warranties contained herein, if such breach is not cured within five (5) Business Days after receipt of such notice;

                  (vi) by Buyer, upon written notice to Sellers, in the event that a substantial portion of Sellers' domestic telecommunications network that comprises part of the Acquired Assets is de-commissioned or ceases to operate (other than for normal outages); or

                  (vii)    by Sellers pursuant to Section 2(e)(iii).

                  (b) EFFECT OF TERMINATION. If this Agreement is terminated pursuant to clause (i), clause (ii) (except as set forth below) clause (vi) or clause (vii) of paragraph (a) of this Section 12, all obligations of the Parties shall terminate without further liability of any party to the other. If the Agreement is terminated pursuant to clause (iii) of paragraph (a) of this Section 12, Buyer shall be entitled to (A) the Break-Up Fee, and (B) reimbursement of the Fee paid pursuant to the Due Diligence Agreement and any maintenance costs with respect to Assumable Agreements and Transition Rejected Agreements actually paid by Buyer pursuant to Section 2(e)(iv), and no party shall have any further liability or recourse whatsoever. If this Agreement is terminated by Buyer pursuant to clause (iv) of paragraph (a) of this Section 12, and provided that Buyer is not itself in default of any material obligation hereunder, Sellers shall reimburse Buyer for its reasonable and documented out-of-pocket costs and expenses, up to a maximum of One Hundred Thousand Dollars (US $100,000) and Sellers shall have no further liability whatsoever. If this Agreement is terminated by Buyer pursuant to clause (vi) of paragraph (a) of this Section 12, and the cessation of operation of Sellers' network results from intentional acts or omissions on the part of Sellers, Sellers shall reimburse Buyer for its reasonable documented out-of-pocket costs and expenses, up to a maximum of One Hundred Thousand Dollars, plus any amounts paid by Buyer pursuant to Section 2(e)(iv).

                  (c) WAIVER OF CLOSING CONDITION. If any of the conditions to Buyer's obligation to close are not satisfied, and Buyer elects to waive the unsatisfied conditions and proceed with the Closing, such waiver shall likewise be deemed a waiver of any remedy otherwise available to Buyer arising out of the failure to satisfy such Closing condition and Buyer shall have no further recourse against Sellers with respect thereto.

         13.      MISCELLANEOUS.

                  (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise expressly set forth, the representations and warranties of the parties contained herein and in any of the Transaction Documents shall survive until the end of the Transition Period.

                  (b) INDEMNIFICATION LIMITATION. Subject to Section 10(a), Sellers shall indemnify Buyer from and against any claims or losses incurred or sustained by Sellers arising out of the breach of any representation, warranty or covenant made or to be performed by Sellers hereunder (including without limitation the obligation to account to Buyer for the collection of Accounts Receivable collected after Closing pursuant to Section 3(e)), up to an aggregate amount of Three Hundred Fifty Thousand Dollars (US $350,000), PROVIDED THAT such limitation shall not apply as regards (i) claims or losses resulting from fraud on the part of the Sellers, or (ii) breaches of the representation of the Sellers set forth in Section 5(g). If Sellers fail to pay any amount due and owing by Sellers to Buyer within the time periods prescribed in Section 3(e), Buyer may recover the amounts due from Sellers from the Escrow Amount in accordance with the terms of the Escrow Agreement. With respect to breaches by Sellers of representations, warranties or covenants contained in or made pursuant to this Agreement or the Transaction Documents, and any obligation of Sellers to indemnify Buyer hereunder for such breaches (as determined by the Court), such obligations of Sellers shall be satisfied solely from amounts held by the Escrow Agent pursuant to the Escrow Agreement and Buyer shall have no other recourse whatsoever against Sellers hereunder or thereunder. Subject to the proviso set forth in the first sentence of this paragraph, in the event Buyer seeks to invoke any equitable remedy (including, without limitation, injunctive relief or specific performance), and such relief results (or if awarded would result) in Sellers incurring any cost or expense, such cost or expense shall be applied against the indemnification limit specified in this paragraph, and no such equitable relief shall be granted if and to the extent that the cost or expenses resulting to Seller would, when aggregated with the amount of all other claims under this Agreement, either at law or in equity, exceed the indemnification limit specified herein, unless Buyer undertakes to be responsible for such excess costs. Buyer shall not seek to invoke any equitable remedy based upon the existence of such indemnification limit. Buyer shall have no remedy whatsoever against Seller except as expressly set forth in this Section; provided, however, that the limitation set forth in this Section shall not apply to Sellers' indemnification obligation set forth in Section 7(c).

                  (c)      TRANSFER TAXES.

                  (i) Any federal, state, provincial or local transfer Taxes, including gains, transfer, conveyance, sales, documentary stamp and similar Taxes, payable as a result of the purchase and sale of the Acquired Assets, the assignment of Assumed Agreements or any other action contemplated by this Agreement shall be divided equally between Buyer and Sellers, with each of Buyer and Sellers paying fifty percent (50%) of any such Taxes. Buyer and Sellers will cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other like documents regarding any such Taxes.

                  (ii) All real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Acquired Assets for any Tax period that includes (but does not end on) the Closing Date (collectively, the "APPORTIONED OBLIGATIONS") shall be apportioned between Sellers and Buyer based on the number of days of such Tax period up to and including the Closing Date and the number of days of such Tax period after the Closing Date. Sellers shall be liable for the proportionate amount of such Taxes that is attributable to the portion of the Tax period up to and including the Closing Date, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the portion of the Tax period beginning after the Closing Date.

                  (d) PSINET AS AGENT OF SELLERS. Sellers (other than PSINet) hereby constitute PSINet as their true and lawful agent and attorney-in-fact for purposes of this Agreement, on their behalf, to give and receive any notice, to sign and deliver any instrument (including without limitation the Transaction Documents and any other document required to be delivered at Closing), to receive any and all sums falling due hereunder, to take possession of the Excluded Phoenix Equipment and the Disputed Equipment, to exercise, refrain from exercising or waive any right or remedy arising hereunder or relating hereto, and otherwise to perform any and all acts that PSINet in its absolute discretion deems necessary or appropriate under this Agreement. Accordingly, (aa) any action taken by PSINet pursuant to this Agreement shall, unless the contrary is expressly stated, be deemed to have been taken by PSINet on behalf of the Sellers as a whole, and (bb) any performance tendered by Buyer to PSINet, including without limitation the payment of any amount due hereunder and the return of the Excluded Phoenix Equipment and Disputed Equipment shall be deemed tendered to PSINet on behalf of the Sellers as a whole.

                  (e) EXPENSES AND FEES. Each party shall pay its own costs and expenses incident to the preparation and negotiation of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby and thereby and its compliance with all its agreements and conditions contained herein or therein, including all legal and accounting fees and disbursements and all costs of obtaining necessary consents.

                  (f) WAIVER. No terms or provisions hereof, including the terms and provisions contained in this sentence, shall be waived, modified or altered so as to impose any additional obligations or liability or grant any additional right or remedy, and no custom, payment, act, knowledge, extension of time, favor or indulgence, gratuitous or otherwise, or words or silence at any time, shall impose any additional obligation or liability or grant any additional right or remedy or be deemed a waiver or release of any obligation, liability, right or remedy except as set forth in a written instrument properly executed and delivered by the party sought to be charged, expressly stating that it is, and the extent to which it is, intended to be so effective. No assent, express or implied, by either party, or waiver by either party, to or of any breach of any term or provision of this Agreement or of the Schedules shall be deemed to be an assent or waiver to or of such or any succeeding breach of the same or any other such term or provision.

                  (g) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

                  (h) ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Due Diligence Agreement, the Non-Disclosure Agreement previously entered into between PSINet and Cogent, the Exhibits and Schedules referred to herein and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter contained herein or therein and supersede in their entirety all prior or concurrent oral or written agreements, offers, proposals and understandings between the parties with respect to such subject matter, provided that the Non-Disclosure Agreement shall continue in full force and effect and shall be deemed to bind each of the Parties hereto. This Agreement may not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties; PROVIDED, HOWEVER, that this Agreement may not be amended in any material manner after entry of a Sale Order without Court approval.

                  (i) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (j) BULK SALE OR TRANSFER LAWS. Buyer hereby waives compliance by Sellers with the provisions of the bulk sales or transfer laws of all applicable jurisdictions.

                  (k) NO IMPEDIMENT TO LIQUIDATION. Nothing herein shall be deemed or construed so as to limit, restrict or impose any impediment to the Sellers' right to liquidate, dissolve and wind-up their affairs and to cease all business activities and operations at such time as it may determine following the expiration of the Transition Period. Sellers shall not be obligated to retain assets or employees or to continue operations following the expiration of the Transition Period (or to retain outsource assistance) in order to satisfy its obligations hereunder.

                  (l) NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by internationally and nationally recognized air courier service, or by registered, certified or express mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given and effective (i) if delivered by hand or by internationally or nationally recognized air courier service when so delivered, or (ii) if sent by registered, certified or express mail, on the date of receipt (or on the date of attempted delivery if delivery is refused). Delivery by facsimile transmission or electronic mail shall not constitute notice under this Agreement.

                             If to Buyer:
                             -----------

                             PN Acquisition Corp.
                             1015 31st Street, NW
                             Washington, DC 20007
                             Attn: David Schaeffer
                             Tel: (202) 295-4201

                             with a copy (which shall not constitute notice) to:

                             Swidler Berlin Shereff Friedman, LLP
                             Suite 300
                             3000 K Street, NW
                             Washington, DC 20007
                             Attn: Roger Frankel, Esq.
                                   Andrew M. Ray, Esq.
                             Tel: (202) 424-7500

                             If to Sellers:
                             -------------

                             PSINet, Inc.
                             44983 Knoll Square
                             Ashburn, VA 20147
                             Attn:  Kathleen B. Horne, Esq.
                             Tel: (703) 726-4100

                             with copies (which shall not constitute notice) to:

                             Wilmer, Cutler & Pickering
                             2445 M Street, N.W.
                             Washington, D.C.
                             Attn:  Craig Goldblatt, Esq.
                             Tel: (202) 663-6363

                             -- and --

                             Nixon Peabody LLP
                             437 Madison Avenue
                             New York, NY 10022
                             Attn:  Andrew Sheldrick, Esq.
                             Tel: (212) 940-3000

Each party may designate by notice in writing a new or additional address to which any notice, request, demand or communication may thereafter be so given, served or sent. Notices, requests, demands and other communications hereunder may be given by the attorney of any party.

                  (m)      GOVERNING LAW; JURISDICTION.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS PERFORMED WHOLLY WITHIN THE STATE EXCEPT WHERE THE BANKRUPTCY CODE REQUIRES OTHERWISE. FOR THE DURATION OF THE PERIODS IN WHICH SELLERS ARE DEBTORS OR DEBTORS-IN-POSSESSION IN THE BANKRUPTCY CASE, THE COURT WILL HAVE EXCLUSIVE JURISDICTION OVER ANY DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, ANY CLAIM THAT IT

IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PARTY FURTHER IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (n) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; PROVIDED, HOWEVER, that the parties may agree to either terminate or amend this Agreement as necessary should such invalid or unenforceable term or provision be essential to the consummation of the transactions contemplated by this Agreement.

                  (o) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.


                                    "BUYER":

                                   PN ACQUISITION CORP., a Delaware corporation



                                   By:  /s/ DAVID SCHAEFFER
                                        ----------------------------------------
                                        David Schaeffer
                                        Chief Executive Officer


                                   "SELLERS":

                                   PSINET INC., a New York corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Executive Vice President &
                                        Chief Restructuring Officer


                                   PSI WEB INC., a Delaware corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Attorney-in-Fact


                                   R.B. INVESTMENTS DELAWARE, INC., a Delaware corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Attorney-in-Fact

                                   R.G. INVESTMENTS DELAWARE, INC., a Delaware corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Attorney-in-Fact



                                   TELALINK CORPORATION, a Tennessee corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Attorney-in-Fact


                                   INTERNET NETWORK TECHNOLOGIES, INC., a
                                   California corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Attorney-in-Fact



                                   PSINET VENTURES LTD., a Delaware limited
                                     company



                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Attorney-in-Fact


                                   PSINET REALTY INC., a Delaware corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Attorney-in-Fact

                                   PSINET STRATEGIC SERVICES, INC., a Delaware corporation


                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Attorney-in-Fact


                                   PSINET EUROPE INC., a Delaware corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Attorney-in-Fact


                                   PSINETWORKS COMPANY, INC., a Delaware
                                   corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Attorney-in-Fact


                                   TELECOM LICENSING, INC., a Delaware
                                   corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Attorney-in-Fact


                                   TELECOM LICENSING OF VIRGINIA, INC., a
                                   Virginia corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                        ----------------------------------------
                                        Lawrence E. Hyatt
                                        Attorney-in-Fact

                                  SPORTS ISP, INC., a Delaware corporation



                                  By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact


                                  UHF SPU, INC., a Virginia corporation



                                  By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact


                                  INTERNATIONAL DISTRIBUTION & CONSULTING, INC., a Pennsylvania corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact


                                  IOCOM INC., a Delaware corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact


                                  PSINET TELECOM LIMITED, a Delaware corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact

                                  PSINET STRATEGIC INVESTMENTS, INC., a Delaware
                                   corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact


                                  PSINET NORTH AMERICA HOLDINGS INC., a Delaware
                                   corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact


                                  PSINET IMEA HOLDINGS INC., a Delaware
                                   corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact


                                  PSINET NEW YORK SHELF INC., a New York
                                   corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact

                                  PSINET SECURITY SERVICES INC., a Delaware
                                   corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact


                                  PSINET ASIA HOLDINGS INC., a Delaware
                                   corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact



                                  PSINET SOUTH AMERICAN HOLDINGS INC., a
                                  Delaware corporation


                                   By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact


                                  PSINET MIAMI MANAGEMENT INC., a Delaware
                                   corporation



                                   By:  /s/ LAWRENCE E. HYATT
                                       -----------------------------------------
                                       Lawrence E. Hyatt
                                       Attorney-in-Fact

                                  With respect to Section 9(k) only, the
                                  undersigned hereby executes this Asset
                                  Purchase Agreement as of the day and year first above written.

                                    "COGENT":
                                   ------

                                  COGENT COMMUNICATIONS GROUP, INC., a Delaware
                                   corporation

                                  By:  /s/ DAVID SCHAEFFER
                                       -----------------------------------------
                                       David Schaeffer
                                       Chief Executive Officer

                             EXHIBITS AND SCHEDULES

The Exhibits and Schedules to the Asset Purchase Agreement that are listed and described in the table of contents above have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Such Exhibits and Schedules shall be furnished supplementally to the Securities and Exchange Commission upon its request.